      As filed with the Securities and Exchange Commission on May 14, 2001
                                                      Registration No. 333-46316
                                                      ==========================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                        PRE-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              RETRAC MEDICAL, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                        3841                  13-3887676
  (State or jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
        incorporation          Classification Code Number)   Identification No.)
       or organization)

                              22 SOUTH MAIN STREET
                            NEW CITY, NEW YORK 10956
                                 (845) 639-9598
          (Address and telephone number of principal executive offices and principal place of business)
                -------------------------------------------------

                                 THOMAS SASSONE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              RETRAC MEDICAL, INC.
                              22 SOUTH MAIN STREET
                            NEW CITY, NEW YORK 10956
                                 (845) 639-9598
            (Name, address and telephone number of agent for service)
                              ---------------------
                                   COPIES TO:
                             DANIEL K. DONAHUE, ESQ.
                             MARC A. INDEGLIA, ESQ.
                        OPPENHEIMER WOLFF & Donnelly LLP
                       840 NEWPORT CENTER DRIVE, SUITE 700
                             NEWPORT BEACH, CA 92660
                                 (949) 823-6000
                                 ---------------
                      APPROXIMATE DATE OF PROPOSED SALE TO
                  THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS
                    REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                -----------------
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. _X_
           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___
     ----------------------------------------------------------------------

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                   PROPOSED           PROPOSED
    TITLE OF EACH CLASS OF                                     MAXIMUM OFFERING    MAXIMUM AGGREGATE      AMOUNT OF
 SECURITIES TO BE REGISTERED       AMOUNT TO BE REGISTERED      PRICE PER UNIT      OFFERING PRICE     REGISTRATION FEE
--------------------------------  -------------------------  -------------------  -------------------  -----------------
Common Stock, $.01 par value (1)     3,125,000 Shares                $8.00            $25,000,000          $ 6,250.00
--------------------------------  -------------------------  -------------------  -------------------  -----------------
Common Stock Purchase                3,125,000 Warrants              $0.01            $    31,250          $     7.81
Warrants (2)
--------------------------------  -------------------------  -------------------  -------------------  -----------------
Common Stock, $.01 par value (3)     3,125,000 Shares                $8.80            $27,500,000          $ 6,875.00
--------------------------------  -------------------------  -------------------  -------------------  -----------------
Common Stock, $.01 par value (4)       312,500 Shares                $9.60            $ 3,000,000          $   750.00
--------------------------------  -------------------------  -------------------  -------------------  -----------------
Common Stock Purchase                  312,500 Warrants              $0.01            $     3,125          $     0.78
Warrants (5)
--------------------------------  -------------------------  -------------------  -------------------  -----------------
Common Stock, $.01 par value (6)       312,500 Shares                $8.80            $ 2,750,000          $   687.50
--------------------------------  -------------------------  -------------------  -------------------  -----------------
Total (7)                                                                                                  $14,571.09(8)
========================================================================================================================

(1) Represents shares of common stock made part of the units to be publicly offered.
(2)  Represents warrants made part of the units to be publicly offered.
(3) Represents 3,125,000 shares of common stock issuable upon exercise of unit warrants registered hereunder.
(4) Represents 312,500 shares of common stock made part of the units which are issuable upon exercise of the underwriter's warrant.
(5) Represents warrants made part of the units which are issuable upon exercise of the underwriter's warrant.
(6) Represents 312,500 shares of common stock issuable upon exercise of the unit warrants which are issuable upon exercise of the underwriter's warrant.
(7) Pursuant to Rule 416, there is also being registered such additional shares of common stock as may become issuable as a result of the anti-dilution provisions applicable to the warrants.
(8)  $8,160.77 of this amount has been previously paid.
                            -----------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

Subject to completion, dated May 14, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS
                                 3,125,000 Units

                              RETRAC MEDICAL, INC.

         We are offering a minimum of 2,500,000 and a maximum of 3,125,000 of our units at a public offering price of $8.00 per unit. Each unit consists of one share of our common stock and a detachable warrant to purchase one share of our common stock. This is our initial public offering and no public market currently exists for our common stock or our warrants. We have applied to list our common stock on the American Stock Exchange under the symbol "_____ " and our warrants on the American Stock Exchange under the symbol "____."

PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                    Per Unit  Minimum Offering  Maximum Offering
Public offering price.............. $  8.00   $ 20,000,000.00   $ 25,000,000.00
Underwriting commission............ $  0.80   $  2,000,000.00   $  2,500,000.00
Proceeds, before expenses, to us... $  7.20   $ 18,000,000.00   $ 22,500,000.00

The proceeds to us do not include any proceeds resulting from the exercise of the warrants offered as part of the units, exercise of the underwriter's warrant, or the unit warrants issuable upon exercise of the underwriter's warrant.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The offering is being made on a best-efforts, all or none basis for the first 2,500,000 units, which means that no units will be sold unless all 2,500,000 units are sold, and on a best efforts basis for an additional 625,000 units. The termination date of this offering will be _____________, 2001, unless we and the underwriter mutually agree to extend such date for up to 60 additional days. All funds received from investors will be deposited in an escrow account with U.S. Bank Trust National Association as escrow holder. Unless U.S. Bank receives subscriptions for 2,500,000 units on of before the termination date, U.S. Bank will promptly return all funds to the investors without interest or deduction, and the offering will terminate.

                         CENTEX SECURITIES INCORPORATED

                 THE DATE OF THIS PROSPECTUS IS ________, 2001

                               PROSPECTUS SUMMARY

         ALL SHARE AMOUNTS IN THIS PROSPECTUS HAVE BEEN ADJUSTED TO GIVE EFFECT TO A 2 FOR 3 REVERSE SPLIT OF OUR OUTSTANDING COMMON SHARES EFFECTED IN SEPTEMBER 2000. DISCLOSURE CONCERNING THE TOTAL NUMBER OF COMMON SHARES OUTSTANDING AS OF THE DATE OF THIS PROSPECTUS INCLUDES 1,025,807 COMMON SHARES THAT WE HAVE PREVIOUSLY AGREED TO ISSUE TO CERTAIN THIRD PARTIES IF WE COMPLETE OUR INITIAL PUBLIC OFFERING.

                                   OUR COMPANY

         We are an emerging medical technologies company that is developing a line of proprietary medical devices for use by healthcare professionals, medical institutions and other individual users. Our products are designed to reduce the risk of injury to healthcare professionals from accidental needlestick injuries. Our products are further designed to comply with new laws which require health care facilities to phase out the use of syringes and other medical devices which have no safety mechanisms in place. As of the date of this prospectus, we have not generated any revenue, and we do not anticipate manufacturing or marketing our product until the first quarter of 2002.

         Healthcare workers who use syringes are at risk of suffering a needlestick injury. The Theta Corporation reports that one million needlestick injuries occur each year. When these injuries occur, a healthcare worker can be exposed to more than 20 different types of blood borne diseases, including HIV and hepatitis. In addition, a person who suffers a needlestick injury often suffers months of anxiety and stress while waiting for test results to determine if a serious disease was transmitted to the person due to the needlestick injury. Healthcare workers and major insurance carriers are seeking new medical devices which reduce these risks, and new state and federal laws are requiring the use of safety medical devices.

         Our initial product is the Stat-Trak(TM) Safety Syringe, a cost-effective safety syringe for medical healthcare professionals and facilities. This product incorporates patented technology into a traditional syringe which enables healthcare professionals to retract the needle permanently into the barrel of the syringe after use. As a result, the syringe is rendered unusable and can be safely and conveniently disposed of without the risk of injury from accidental needlesticks. Our safety syringes will not require a change in user technique. Future products will include a system of needle-free devices which are intended to eliminate the need for a hypodermic needle in an intravenous line by allowing the medication to be drawn into a syringe and then injected without the use of a needle.

         Our executive offices are located at 22 South Main Street, New City, New York 10956, and our telephone number is (845) 639-9598.

                                  THE OFFERING
Common stock outstanding prior to this offering......         5,538,795 shares

Securities offered...................................         3,125,000 units, each unit consisting of one share of
                                                              common stock and one warrant to purchase one share of
                                                              common stock. The warrants are exercisable at $8.80
                                                              per share. 2,500,000 units are offered on an
                                                              all-or-none, best-efforts basis, and 625,000
                                                              additional units are offered on a best-efforts basis.

Common stock to be outstanding after the offering....         8,038,795 shares will be outstanding if the minimum
                                                              2,500,000 units are sold and 8,663,795 shares will be
                                                              outstanding if the maximum 3,125,000 units are sold.

Use of proceeds......................................         We intend to use the net proceeds from the offering
                                                              for repayment of indebtedness, equipment and capital
                                                              expenditures and working capital.

Dividend policy......................................         We do not plan to pay dividends in the foreseeable
                                                              future. Because we are an emerging enterprise, we
                                                              will use all earnings to fund our ongoing operation
                                                              and the growth of the business.

Proposed AMEX symbol for common stock................         "___"

Proposed AMEX symbol for warrants....................         "___"

------------

         The common stock outstanding does not include 1,305,887 common shares issuable upon exercise of outstanding options and warrants, 18,900 unvested shares reserved for issuance under a consulting agreement, or approximately 1,027,097 common shares issuable upon conversion of outstanding convertible promissory notes.

         The common stock outstanding after the offering does not include up to 3,125,000 shares issuable upon exercise of the unit warrants, up to 312,500 shares issuable upon exercise of the underwriter warrants, or up to 312,500 shares issuable upon the exercise of the underwriter unit warrants.

                             SUMMARY FINANCIAL DATA

                                                 YEAR ENDED DECEMBER 31,
                                           -----------------------------------
STATEMENT OF OPERATIONS DATA:                   1999                2000

Revenues..............................     $         --       $            --
Operating expenses....................        1,525,932             3,441,662
Net loss..............................       (4,577,494)           (7,334,570)
Basic (loss) per share................            (0.59)                (1.07)
Weighted average shares outstanding...        7,663,656             6,829,251

                                                     DECEMBER 31, 2000
                                           -----------------------------------
BALANCE SHEET DATA:                            ACTUAL           AS ADJUSTED
                                                                (UNAUDITED)
Working capital (deficit).............     $(10,478,779)      $     3,246,381
Total assets..........................        1,404,483             9,441,440
Total liabilities.....................       11,849,443             1,730,103
Stockholders' (deficit) equity........      (10,444,960)            7,711,337


---------------

         "As Adjusted" gives effect to the sale of the minimum 2,500,000 units sold by us at the initial public offering price of $8.00 per unit, after deducting underwriting commissions, our estimated offering expenses, and our application of the net proceeds as described under "Use of Proceeds." It does not take into account $500,000 in liabilities which we incurred after December 31, 2000.

                                  RISK FACTORS

         This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our units. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock and our warrants could decline due to any of these risks, and you may lose part or all of your investment.

         WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NO SIGNIFICANT OPERATING HISTORY, AND, AS A RESULT, THERE IS A LIMITED AMOUNT OF INFORMATION ABOUT US ON WHICH TO MAKE AN INVESTMENT DECISION. We were founded in 1996 and acquired title to the patents to our safety syringes in July 1998. As of the date of this prospectus, we have begun neither the manufacturing nor marketing of our safety syringes nor otherwise started revenue producing operations. We believe at this time that we are six to nine months from revenue generating operations. As a result, we have no operating history in our current market upon which you can evaluate our business. The limited amount of information about us makes it difficult for you to predict whether we will be successful.

         OUR INDEPENDENT AUDITORS' REPORT RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. Our independent auditors have prepared their report on our 2000 financial statements assuming that we will continue as a going concern. Their report has an explanatory paragraph which states that our recurring losses from operations, our inability at December 31, 2000 to fund our then-current liabilities, our accumulated deficit, our stockholders' deficit, our negative working capital, our delinquency on payroll taxes and defaults on certain of our liabilities raise substantial doubt about our ability to continue as a going concern.

         WE HAVE A HISTORY OF LOSSES, EXPECT TO INCUR ADDITIONAL LOSSES, AND MAY NEVER ACHIEVE PROFITABILITY. Through December 31, 2000, we incurred cumulative losses of $16.4 million, and we expect to continue to incur losses in the future. If we do not become profitable, the value of our stock will decrease. We anticipate that we will have large fixed expenses, and we plan to incur significant and increasing sales and marketing, manufacturing, and general and administrative expenses. We do not expect to ship our first product until the first half of the year 2002. In order for us to become profitable, we will need to generate and sustain significant revenue while maintaining reasonable cost and expense levels.

         THE PROCEEDS OF THIS OFFERING MAY NOT BE ENOUGH TO SUPPORT OUR GROWTH, AND IF, UNDER SUCH CIRCUMSTANCES, WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MIGHT CEASE TO CONTINUE AS A GOING CONCERN. We believe that the net proceeds of the minimum amount of this offering will be sufficient to fulfill our needs for the next twelve months and allow us to complete development of our safety syringes. However, if we only achieve the minimum offering, we will not have sufficient capital to begin the detailed final stages of design and engineering of our needle-free infusion devices, including final prototype development and pre-production tooling. If we do not sell the maximum amount of this offering, we will need to obtain additional capital in order to complete these design and engineering stages on our needle-free infusion devices. In addition, we may require additional capital before or after that time in order to fund marketing, research and development and general administrative expenses relating to our safety syringes and needle-free devices. If we are unable to obtain additional financing in sufficient amounts, whether through the sale of units in excess of the minimum amount in this offering or otherwise, or on acceptable terms, our operating results and prospects will be adversely affected.

         WE HAVE NO CURRENTLY AVAILABLE PRODUCT AND, IF OUR ANTICIPATED PRODUCTS, OUR STAT-TRAK SAFETY SYRINGE AND OUR NEEDLE-FREE INFUSION DEVICES, ARE NOT COMMERCIALLY SUCCESSFUL, OUR REVENUE WILL NOT GROW AND WE MAY NOT ACHIEVE PROFITABILITY. If our potential customers do not purchase our safety syringes or our needle-free infusion devices in large numbers, our revenue will not grow and our business, financial condition, and results of operations will be seriously harmed. Since the market for our products is relatively new, future demand for our products is uncertain and will depend on the speed of adoption of safety syringes and needle-free devices. Even if hospitals and health providers purchase our products in large amounts initially, our products may not operate as expected. This could delay or prevent their adoption as a standard in the healthcare industry.

         THE GOVERNMENT EXTENSIVELY REGULATES OUR SAFETY SYRINGES AND NEEDLE-FREE SYSTEMS, AND HAS THE POWER TO PROHIBIT US FROM SELLING OUR PRODUCTS OR REQUIRE US TO INCUR ADDITIONAL, UNANTICIPATED COSTS. Numerous governmental authorities, principally the U.S. Food and Drug Administration and comparable state and foreign regulatory agencies, regulate the clinical testing, manufacture and sale of our safety syringes and needle-free systems. The regulatory process can be expensive and time-consuming. We have received FDA notification on our safety syringes through a pre-market notification filing under Section 510(k) of the Food, Drug and Cosmetics Act. Applicants under the
Section 510(k) procedure must prove that the device for which notification is sought is substantially equivalent to devices on the market before the Medical Device Amendments of 1976 or devices reviewed thereafter pursuant to the Section 510(k) procedure. Any new products we may develop or acquire or any improvements to our existing products will also require FDA review. The failure to receive requisite FDA notification for any of our future products, or significant delays in obtaining such notification, would prevent us from commercializing our products as anticipated and may have a materially adverse effect on our business. We have not received FDA notification under Section 510(k) with respect to our needle-free devices, and there can be no assurances that we will.

         WE MAY NOT BE ABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, WHICH WOULD ALLOW COMPETITORS TO DUPLICATE OUR PRODUCTS AND REDUCE ANY COMPETITIVE ADVANTAGE WE MIGHT HAVE AS A RESULT OF THE PATENTS. We own a series of five U.S. patents and seven European patents for our disposable safety syringes. We have an exclusive license for four patents relating to our needle-free devices, and we own an additional U.S. patent on a needle-free device. We also own a U.S. trademark for the name "Stat Trak." We regard these elements of our products as proprietary and attempt to protect them by relying on patent, trademark and service mark laws. However, any steps we take to continue to protect our intellectual property may be inadequate, time consuming and expensive. Furthermore, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property, which could harm our business.

         It is possible that no patents will be issued from our currently pending or future patent applications. Moreover, any issued patents may not provide us with any competitive advantages over, or may be challenged by, third parties. The patents we do own will expire within the next five to thirteen years, and any proprietary rights we have under the patents will expire. This may adversely affect any competitive edge we may have as a result of those patents.

         WE HAVE PLEDGED OUR PATENTS AS COLLATERAL FOR A LOAN TO ONE OF OUR DIRECTORS, AND IF WE DEFAULT ON THE LOAN, WE MAY LOSE OUR PATENTS AND THE RIGHT TO MANUFACTURE AND SELL OUR SAFETY SYRINGE. We obtained a loan from Perry Rowan Smith, Jr., one of our directors, and we pledged the patents covering our safety syringes as collateral for the loan. We have previously defaulted on the loan, but Mr. Smith agreed to waive the default of the loan until July 31, 2001. However, unless and until we repay the principal and interest on the loan to Mr. Smith, there is a risk that another default may occur and Mr. Smith will obtain ownership of the patents covering our safety syringes. We intend to repay the principal and interest of this loan out of the proceeds of this offering.

         THE INVENTOR OF OUR PRODUCTS IS NOT OUR EMPLOYEE AND HAS NO OBLIGATION TO PERFORM ANY SERVICES FOR US, SO WE WILL NOT BE ABLE TO RELY ON HIM FOR FURTHER RESEARCH AND DEVELOPMENT CONTRIBUTIONS. Michael Haining is the inventor of our safety syringes and needle-free devices. He has sold or licensed to us the patents which cover these products. However, he is not our employee and he has no obligation to provide any services to us, such as consulting, engineering or research and development. Our business relies on technology and innovations made by Mr. Haining, but we will not be able to rely on Mr. Haining to assist us in further developing this technology or any future development of this technology or development on new product lines. This may hamper our ability to compete in the future if there are rapid advances in our core technology.

         WE NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL, AND IF WE ARE UNABLE TO DO SO, OR IF WE LOSE KEY PERSONNEL, WE MAY BE UNABLE TO MANAGE OR GROW OUR BUSINESS. We only have three full-time employees. If we are unable to identify, attract or retain qualified personnel or to retain the services of key personnel, especially sales personnel, it would be difficult for us to manage our business, make timely product introductions and increase sales. We intend to continue to hire many sales, marketing and support personnel. Competition for these employees may be intense, and we may not be successful in attracting and retaining qualified personnel.

         WE MAY REDEEM YOUR WARRANTS AT A NOMINAL PRICE. We may redeem the warrants issued as part of the units offered hereby for $0.01 per warrant, provided that the last sales price of our common stock on the American Stock Exchange has been at least $14.00 for 15 consecutive trading days ending within 15 days of the notice of redemption. Notice of redemption of these warrants could force the holders thereof to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous or difficult for the holders to do so, (ii) sell the warrants at the current market price when they might otherwise wish to hold the warrants, or (iii) accept the redemption price, which is likely to be less than the market value of the warrants at the time of the redemption.

         YOU MAY BE UNABLE TO EXERCISE YOUR WARRANTS WHEN YOU WISH TO. For the life of the warrants, we will use our best efforts to maintain a current effective registration statement with the Securities and Exchange Commission relating to the shares of common stock issuable upon exercise of the warrants. If we are unable to maintain a current registration statement, you will be unable to exercise the warrants, and the warrants may become valueless.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. They are not guarantees of future performance, and there are risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, the occurrence of which could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risks Factors." Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

                                 USE OF PROCEEDS

         We estimate that the net proceeds from the sale of the offered units that we are offering will be approximately $16,875,000 if we sell the minimum 2,500,000 units and $21,225,000 if we sell the maximum 3,125,000 units, after deducting underwriting commissions and estimated offering expenses. We expect to apply the net proceeds as follows:

USE OF PROCEEDS         MINIMUM AMOUNT  PERCENTAGE  MAXIMUM AMOUNT  PERCENTAGE
---------------         --------------  ----------  --------------  ----------
Reduction of Debt.....      9,188,043        54.4%      9,188,043        43.3%
Payment to Kelly......      2,833,332        16.8%      2,833,332        13.3%
License Payment.......        375,000         2.2%        375,000         1.8%
Tooling and Equipment.      2,900,000        17.2%      2,900,000        13.7%
Working Capital.......      1,578,625         9.4%      5,928,625        27.9%
Total.................    $16,875,000       100.0%  $  21,225,000       100.0%

         We intend to repay approximately $9,188,043 million in outstanding indebtedness with a portion of the net proceeds. The outstanding indebtedness has varying maturity dates and carries varying rates of interest which are set forth in the following table:

PRINCIPAL AMOUNT OF INDEBTEDNESS        RATE OF INTEREST        MATURITY DATE
--------------------------------        ----------------        -------------
           $    216,122                       12%                  May 2001
           $    131,250                        7%                      2002
           $    565,000                       12%                 July 2001
           $    414,400                        8%                 July 2001
           $  2,009,538                        7%             February 2001
           $    162,000                        0%                 June 2001
           $  2,108,500                       12%                      2001
           $  1,237,000                       15%             2000 and 2001
           $    238,266                       12%                 July 2001

         As of April 30, 2001, the 7% notes in the principal amount of $2,009,538, and the accrued interest thereon, are in default. In addition, notes in the principal amount of $1,237,000, and the accrued interest thereon, are in default, and, as a result, the rate of interest on these notes increased from 12% to 15%. No holder of a note in default has commenced an action against us for payment of the amount due under the note.

         The balance of the $9,188,043 million of the outstanding indebtedness, which is approximately $2,100,000, is comprised of accounts payable and accrued liabilities. All of the debt which we have incurred within the last year was short-term debt used for working capital.

         In addition, under an agreement with our former chairman and chief executive officer, Martin Kelly, we are obligated to pay him $1,500,000 million upon completion of an initial public offering, and we are obligated to pay him six quarterly payments of $333,333 each. We intend to pay Mr. Kelly the initial $1,500,000 and four of the six quarterly payments, totaling $1,333,332, with a portion of the net proceeds. Under the license agreement for the rights to the patents on our needle-free devices, we have agreed to pay the licensor $375,000 upon completion of an initial public offering. We intend to pay the licensor this amount with a portion of the net proceeds.

         We intend to use approximately $2,900,000 of the net proceeds for tooling and equipment to produce our safety syringes and needle-free devices. We intend to use the balance of the net proceeds, which will be approximately $1,578,625 if we sell the minimum number of units and approximately $5,928,625 if we sell the maximum number of units, for working capital. Because we have no specific plans for this portion of the proceeds, we may not allocate the proceeds to uses you consider desirable. Pending our use of the net proceeds, we intend to invest them in short-term, interest-bearing, investment-grade securities.

                                    DILUTION

         You will experience immediate dilution following this offering, so the book value of each share you purchase will be substantially lower than the price per share which you pay. Because our net tangible book value per share is substantially less than the public offering price per share that you will pay, you will suffer immediate dilution in pro forma net tangible book value.

         As of December 31, 2000, our net tangible book value (deficit) per share was ($2.29) based upon our consolidated balance sheet as of December 31, 2000, without giving any effect to any changes after December 31, 2000. "Net tangible book value (deficit)" per share represents the amount of our tangible assets, less the amount of liabilities, divided by the number of shares of common stock outstanding. After deducting the estimated offering expenses payable by us, the pro forma net tangible book value per share at December 31, 2000, will be approximately $0.67 if we complete the minimum offering and $1.14 if we complete the maximum offering. If we complete the minimum offering, the current stockholders will benefit from an immediate increase in net tangible book value per share of $2.96, and you will suffer immediate dilution of approximately $7.33 per share. If we complete the maximum offering, the current stockholders will benefit from an immediate increase in net tangible book value per share of $3.43, and you will suffer immediate dilution of approximately $6.86 per share.

         The following table illustrates the dilution to investors in this offering on a per share basis as of December 31, 2000 assuming the sale of offered units at $8.00 per unit and the issuance of approximately 168,750 shares upon completion of this offering in connection with the license of our needle-free infusion system. The table does not reflect 165,000 shares which we issued in 2001, or our commitment, made in 2001, to issue approximately 125,000 shares upon completion of this offering.

                                                                                   MINIMUM          MAXIMUM
                                                                                   OFFERING         OFFERING
Offering price per share....................................................       $  8.00          $  8.00
Net tangible pro forma book value (deficit) per share before offering.......       $ (2.29)         $ (2.29)
Increase per share attributable to payments made by new investors...........       $  2.96          $  3.43
Pro forma net tangible book value per share after offering..................       $  0.67          $  1.14
Dilution in net tangible book value per share offered hereby................       $  7.33          $  6.86

         The following table summarizes the difference between the number of shares purchased from us by existing shareholders for cash, including the total consideration paid and the average price per share paid by those parties, and by those persons purchasing the shares in this offering. The table:

         o assumes the conversion of approximately $3,671,275 of convertible debt into 1,027,097 of common shares;
         o includes our past issuance of common shares in cancellation of outstanding loans;
         o does not take into account the issuance of any shares issuable upon exercise of the unit warrants, the underwriters' warrants, or the underwriters' unit warrants;
         o does not take into account 18,900 unvested shares reserved for issuance under a consulting agreement; and
         o does not take into account the issuance of 1,305,887 shares of common stock issuable upon exercise of outstanding options and warrants at a weighted average exercise price of $8.18 per share.

                                                         Percent of                             Percent of           Average
                                        Shares             Total                                   Total          Consideration
                                       Purchased          Shares          Consideration        Consideration        Per Share
                                     --------------    -------------     ----------------     ---------------    ----------------
Present stockholders                     6,565,892          72%          $     4,174,647             17%               $     .64
New investors (assuming the              2,500,000          28%          $    20,000,000             83%                    8.00
minimum 2,500,000 units are sold)
         Total                           9,065,892         100%          $    24,174,647            100%


Present stockholders                     6,565,892          68%          $     4,174,647             14%               $     .64
New investors (assuming the              3,125,000          32%          $    25,000,000             86%                    8.00
maximum 3,125,000 units are sold)
         Total                           9,690,892         100%          $    29,174,647            100%

                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 2000 on an actual basis, and on a pro forma basis as adjusted to reflect the following:

         o the sale of the minimum 2,500,000 units offered by us at an assumed public offering price of $8.00 per unit, after deducting underwriting discounts and estimated offering expenses payable by us; and

         o the application of the net proceeds towards the payment of approximately $10,188,043 of current and long-term debt existing as of December 31, 2000, which includes payment of $1,500,000 million to our former Chief Executive Officer.

         This table includes 1,025,807 common shares to be issued upon completion of this initial public offering and excludes the following:

         o 1,322,553 common shares issuable upon exercise of outstanding options and warrants at a weighted average exercise price of $8.12 per share as of December 31, 2000;

         o 18,900 unvested common shares reserved for issuance under a consulting agreement; and

         o shares issuable upon exercise of the unit warrants, the underwriters' warrants, or the underwriters' unit warrants.

         You should read this table in conjunction with our consolidated financial statements and the notes relating to those statements appearing elsewhere in the prospectus.

                                                                              ACTUAL         AS ADJUSTED
                                                                                              (MINIMUM)
Short-term borrowings.........................................           $   2,845,500      $           0
Current maturities of long term debt..........................           $   5,646,230      $     609,607
Long term debt, net of current maturities.....................               1,251,746          1,120,496
Stockholders' equity:
    Common stock, $.01 par value:
    25,000,000 shares authorized, actual and as adjusted;
    3,903,598 shares issued and outstanding and 1,176,447
    shares to be distributed, actual; 8,038,795
    shares issued and outstanding, as adjusted................                  93,668            120,356
Additional paid in capital....................................               8,601,174         26,799,486
Accumulated deficit...........................................             (16,379,749)       (16,448,452)
Treasury stock................................................              (2,760,053)        (2,760,053)
                                                                         --------------     --------------
              Total stockholders' equity (deficit)............             (10,444,960)         7,711,337
                                                                         --------------     --------------
              Total capitalization............................           $    (701,484)     $   9,441,440
                                                                         ==============     ==============

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         We are a development stage company that intends to develop, market and distribute a line of proprietary medical devices for use by healthcare professionals, medical institutions and other individual users. Our first product is the Stat-Trak(TM) Safety Syringe, a cost-effective safety syringe for medical healthcare professionals and facilities. As of the date hereof, we have acquired the patents and have obtained FDA notification to market the Stat-Trak Safety Syringe in the United States.

         We expect future products to include a line of needle-free infusion devices designed to eliminate the use of a hypodermic needle in administering medication through an intravenous line. As of the date hereof, we have acquired the exclusive world-wide rights to commercially exploit our needle-free infusion devices pursuant to a license on four patients and our outright ownership of a fifth patent. However, we have only recently started the design and development of those products, pursuant to which we have completed proof of principle prototypes. If we sell the maximum offering, we intend to begin the detailed final stages of design and engineering of our needle-free infusion devices, including final prototype development and pre-production tooling. However, if we only achieve the minimum offering, we will not have sufficient capital to commence these final stages. In order to complete these design and engineering stages on our needle-free infusion devices, we will need to obtain additional capital, which may not be available to us on satisfactory terms, or at all. If we sell the maximum offering, we expect to begin manufacturing and marketing of needle-free infusion devices in the first quarter of 2002. If we do not sell the maximum offering, we expect to begin manufacturing and marketing of the needle-free infusion devices within twelve months of receiving additional financing. We also intend to investigate the viability of potential new products, including safety modifications within existing medical product categories, such as scalpels and other surgical instruments.

         Our plan of operations over the next 12 months includes the beginning of manufacturing and marketing of our disposable safety syringes and needle-free devices. Our plan assumes the completion of this offering in the second quarter of 2001 and includes the following:

         o the design, development and testing of our needle-free infusion devices;

         o the establishment of marketing and distribution channels for our disposable safety syringes and needle-free devices;

         o the establishment of contract manufacturing arrangements with third parties who will produce and package for shipment our disposable safety syringes and needle-free devices; and

         o production of molds and purchase of equipment required to be purchased by us for the production of our products.

         We have begun development of the manufacturing process for our Stat-Trak safety syringe, including completion of a series of engineering and design phases on our patented technology. We have also begun designing and developing manufacturing tools, molds, assembly equipment, printing equipment and packaging equipment, a process which takes six to nine months to complete. Once we complete this design and development, we must submit the entire manufacturing process to the FDA for approval and validation. We expect the validation stage to take approximately two months. Upon completion of the validation stage, which we estimate will be in the second quarter of 2002, we expect to begin full scale manufacturing and marketing of our safety syringes. We have also begun design and engineering work for varying sizes of our safety syringe, and we intend to complete this work in the next 12 months.

         Since our inception in 1996, we have financed our activities to date through the sale of our securities. As of December 31, 2000, we had a working capital deficit of $10,478,779. As of April 30, 2001, we had defaulted on notes with an aggregate principal amount of approximately $3,246,538. We are currently seeking to obtain extensions of these notes from the holders of the notes in default. No holder of a note in default has commenced, or threatened to commence, an action against us for payment of the amount due under the note.

         Certain of our debt obligations are convertible at a discount from the price per unit of this offering which ranges from 50% to 66 2/3% of the offering price per unit. As a result of the beneficial conversion feature attributable to this debt, once we complete this offering, we will record an additional interest expense of approximately $1,294,075.

         We will repay all of our existing debt obligations with a portion of the net proceeds of this offering. We are required to make payments to our former Chief Executive Officer, Martin Kelly, over the next 18 months, and we will reserve from the net proceeds of this offering the amounts necessary to honor such payment obligations during the next 12 month period. We believe that the net proceeds of this offering, after repayment of our outstanding indebtedness and the reserves made as discussed above, will be sufficient to satisfy our working capital requirements for the next 12 months and will allow us to begin the manufacturing and marketing of our disposable safety syringes. However, our expectations are based on certain assumptions concerning the costs involved in the manufacture of our products and time and expense involved in commencing revenue producing operations. These assumptions concern future events and circumstances which our officers believe to be significant to our operations and upon which our working capital requirements will depend. Some assumptions will invariably not materialize and some unanticipated events and circumstances occurring subsequent to the date of this prospectus may affect other assumptions. As a result, our actual working capital requirements may vary from our presently anticipated working capital requirements, and the variations may be material. In the event that we require additional working capital, there can be no assurance that we will be able to obtain sufficient additional capital in order to fund our working capital requirements in a timely manner.

         As a new company, we face all of the risks, expenses, and uncertainties frequently encountered by start-up and development stage companies. Any unanticipated expenses, problems, or technical difficulties may result in material delays both in the completion of the manufacturing and marketing of our safety syringes and needle-free devices and in offering our products to the market. Our management has made several assumptions concerning future events and circumstances which they believe to be significant to our operations and upon which our financial results will depend. Some assumptions will invariably not materialize and some unanticipated events and circumstances occurring subsequent to the date of this prospectus may affect other assumptions. If our assumptions about our future operations are wrong, we may not be able to operate in a profitable manner.

                                    BUSINESS

GENERAL

         We are an emerging medical technologies company that intends to develop, market and distribute a line of proprietary medical devices for use by healthcare professionals, medical institutions and other individual users. Our first product is the Stat-Trak(TM) Safety Syringe, a cost-effective safety syringe for medical healthcare professionals and facilities. The Stat-Trak(TM) Safety Syringe incorporates patented technology into a traditional syringe which enables healthcare professionals to retract the needle permanently into the barrel of the syringe after use, rendering the syringe unusable and allowing for the safe and convenient disposal of the device without the risk of injury from accidental needlesticks. Future products are expected to include a system of needle-free devices, including the Stat-Link(TM) Universal Connector, the Stat-Link(TM) "Y" Socket and Stat-Vial(TM), which will eliminate the need for a hypodermic needle in intravenous injections by allowing the medication to be drawn into a syringe and then injected without the use of a needle.

         We believe that our safety syringes and needle-free infusion devices will meet all of the important safety requirements mandated by legislation. We also believe that our product will be offered at a lower cost than products currently offered by our competitors. We base this belief on cost estimates which we have received from our manufacturer, the price at which we anticipate selling our product, and our analysis of the prices of our competitors as disclosed by several sources, including the Sharps Injury Control Program sponsored by the California Department of Health Services and the University of California at San Francisco, as well as the 2001 Novation pricing lists provided by the University of Iowa Hospitals and Clinics. Because of their expected low cost, we believe that our safety syringes will be well positioned to take advantage of federal legislation and current Federal Occupational Safety and Health Administration, or OSHA, regulations requiring the phasing out of all devices which have the potential to cut a healthcare worker but fail to have safety features designed to reduce the risk of injury. Such devices are called "non-safety sharps." Legislation has been adopted in 17 states which requires hospitals and other healthcare providers to phase out their purchases of traditional non-safety syringes in favor of safety syringes that reduce the threat of needlestick injuries. Based on clinical studies conducted by the University of Iowa Hospitals and Clinics, a member of the Novation medical supply group purchasing organization, we believe our safety syringes are well positioned to take advantage of this changing marketplace because their design is both cost-effective and user-friendly when compared to other safety syringes currently on the market.

BUSINESS DEVELOPMENT

         We incorporated on February 29, 1996 under the name "Entertainment & Holdings, Inc." in the state of Delaware. On May 20, 1996, we changed our name to "Re-Track U.S.A., Inc.," and on May 31, 2000, we changed our name to "Retrac Medical, Inc."

         In April 1996, we obtained from Safe Tech Medical Products, or Safe Tech, an exclusive license to make, use, and sell the safety syringes covered by patents which Safe Tech then held. In exchange for the license, we agreed to pay to Safe Tech a license fee of $4,000,000. As partial payment, we assumed various debt obligations of Safe Tech totaling $1,830,370. We also paid $12,600 in cash towards the license fee. The balance of the license fee is payable from revenues generated by sales of products covered under the patents. As additional consideration, we issued to Safe Tech 166,667 of our common shares.

         In July 1998, in connection with a settlement and release agreement, we purchased the patents from Safe Tech in exchange for $200,000 in cash and 66,667 of our common shares as payment of legal fees on behalf of Safe Tech. In connection with that settlement agreement, Safe Tech agreed to waive any further payment under the original license agreement.

         In June 2000, we obtained from Safe Tech an exclusive license to make, use, and sell a needle-free infusion system covered by patents which Safe Tech holds. In exchange for the license, we agreed to pay to Safe Tech a license fee of $1,725,000, payable within thirty (30) days of an initial public offering. Upon the completion of an initial public offering, we will pay Safe Tech $375,000 in cash and common shares with a value of $1,350,000. In addition, we will pay Safe Tech a royalty of 9% of gross profits generated from the sale of needle-free infusion systems for the first five (5) years, and a royalty of 8% thereafter.

OUR MARKET OPPORTUNITY

         ACCIDENTAL NEEDLESTICK INJURIES. An injection using a hypodermic syringe provides an effective method for delivery of health-giving and life saving medications. However, this same device can become a dangerous instrument after use. In 1998, Medical Data International, Inc. released "Market and Technology Reports: Patient Management Trends in Critical Care," a market report of the critical care segment of the health-care industry. According to this report, the exposed needle of hallow-bore hypodermic syringe can harbor more than 20 blood-borne diseases. The blood remaining on and in the needle may contain dangerous and life-threatening viruses, including HIV or hepatitis.

         According to the Medical Data International report, approximately eight hundred thousand needlestick injuries to health care workers are reported each year. In addition to these reported injuries, the Center for Disease Control, or CDC, estimated in 1999 that almost two-thirds of all needlestick injuries are not reported. This means that the actual number of needlestick injuries per year could be as high as 2.4 million. According to the Medical Data International report, more than four million healthcare workers in the U.S. and millions more worldwide face the daily occupational risk of contracting life-threatening diseases from accidental needlestick injuries. In addition, exposed needles pose a threat to workers in the sanitation and environmental service industries. Federal law and institutional policies require that healthcare workers properly and safely dispose of contaminated "sharps" devices such as hypodermic needles, however it is during this disposal process that accidental needlestick injuries frequently occur.

         DEVELOPMENT OF SAFETY SYRINGES AND NEEDLE-FREE DEVICES. Because of the dangers posed by accidental needlestick accidents and injuries, greater industry focus is being directed toward manufacturers who can provide safety syringes and needle-free devices. We believe that healthcare providers who desire improved safety for their workers, major insurance carriers, and new regulatory guidelines and pressure from government agencies are driving the demand for safety syringes. We base this belief on a series of publications of the University of Virginia Medical Center International Healthcare Worker Safety Center entitled, "Advances in Exposure Prevention," released in 1999 and 2000. These publications describe the ongoing efforts to institute mandates for more stringent safety standards relating to "sharps" devices. In December 1991, OSHA adopted infection control safety regulations requiring workers to institute universal precautions to prevent contact with blood-borne diseases and infectious materials. These OSHA guidelines prohibit the recapping, bending or removal of needles. The CDC National Institute of Occupational Safety and Health estimates these practices be the cause of at least one-third of all needlestick injuries and infections. In November 1999, OSHA revised its 1991 directive to clarify its position and requirement for the use of safety devices. In November 2000, the newly enacted Needlestick Safety and Prevention Act modified the OSHA regulations by requiring healthcare facilities to use engineering controls in their efforts to prevent workers from coming in contact with blood-borne diseases and other potentially infectious materials. The Needlestick Safety and Prevention Act amended the definition of engineering controls by specifically adding needle-free devices and needles with built-in safety features or mechanisms.

         In April 1992, the U.S. Food and Drug Administration issued a safety alert to hospitals warning of the risk of needlestick injury from the use of hypodermic needles with intravenous equipment. The safety alert stated that although the FDA could not recommend specific products, it urged the use of a recessed needle system with a fixed safety feature or needleless systems. According to the alert, the FDA suggested the system used should have the following features, all of which are incorporated in our Stat-Trak(TM) Safety
Syringe:

         o Fixed safety features to provide a barrier between the hands and needle after use;

         o Safety features that allow or require the worker's hands to remain behind the needle at all times;

         o        Safety features that are an integral part of the device;

         o Safety features that are in effect before disassembly and remain in effect after disposal to protect users, trash haulers and the environment; and

         o Safety features that are as simple as possible and require little or no training in effective use.

         Needlestick injuries to healthcare workers can be reduced dramatically by the use of needles with safety features. With the addition of something as simple as a plastic sheath, a medical worker can slide a shield over the needle and lock it in place.

         COSTS OF TREATMENT AND PREVENTION. Although the cost of manufacturing safety syringes is greater than traditional syringes, we believe that these higher costs will be offset by the savings in healthcare expense related to the testing and treatment of needlestick injuries. According to the Medical Data International report, a reported needlestick injury requires follow-up testing and treatment at an estimated average cost of $800 to $3,000 per injury. If a needlestick injury results in HIV seroconversion or transmission of hepatitis, this cost significantly increases. Based on an average of eight hundred thousand reported incidents per year, as estimated by Medical Data International, we estimate that the direct healthcare expense resulting from needlestick injuries is between $640 million to $2.4 billion annually. This figure, however, could be as high as $7.2 billion based on the CDC's estimate that almost two-thirds of all needlestick injuries each year are not reported. In November 1999, the CDC issued a safety alert which calls on hospitals and healthcare facilities to implement the use of devices with safety features.

         The direct costs for treatment and testing following accidental needlestick accidents do not include all of the actual costs associated with such injuries. According to the Medical Data International report and an article published by the American Hospital Association in 1999 entitled, "Sharps Injury Prevention Program: A Step-By-Step Guide," these costs include productivity loss, employee counseling and education, workers' compensation claims, absenteeism, long-term critical care and, in some cases, death. In addition, the emotional costs involved with a needlestick injury can lead to six months of anxiety for the injured healthcare worker until test results and re-tests confirm whether or not a disease was in fact transmitted.

         SAFETY MEDICAL DEVICE MARKET. Becton Dickinson and Sherwood Medical first launched hypodermic safety syringes into the U.S. market in the late 1980's. According to the Medical Data International report, the global syringe market is approximately 12 billion units, making it a $2 billion annualized market. The U.S. market for syringes accounts for about one half of the global market, with nearly 6 billion units sold. Of that amount, it is estimated that approximately 10% to 15% of all syringes sold are safety syringes. The Theta Corporation estimates that over the next several years, sales of safety syringes will increase to approximately 90% of the total syringe market. We believe that we are well positioned to take advantage of this expansion of the safety syringe market.

OUR SAFETY SYRINGES

         Our initial product is the Stat-Trak Safety Syringe, a retractable needle safety syringe for medical healthcare professionals and facilities. The retractable needle safety syringe is a sterile plastic disposable product intended for a single use and designed to minimize the risk of needlestick accidents and injuries. It is designed to function similarly to an ordinary syringe so that the user will see no difference in the function and use of the product until after the injection is complete. Once the user gives the injection, however, he need only press the plunger forward until an audible and tactile click occurs. When the user pulls the plunger rearward, the needle is drawn into the barrel of the syringe, rendering the syringe unusable.

         The needle end of the Stat-Trak Safety Syringe is a separate piece assembled and locked into the barrel of the syringe after molding. This piece of the syringe is designed to accept any standard needle assembly either as a friction slip fit or using the Leur lock screw threads that are well known in the industry. After completion of the injection, the plunger locks into the rear of the needle assembly, assuring needle retraction and preventing any attempt at reuse. Once retracted, the plunger is designed to be broken off, thereby eliminating the ability to push the needle assembly forward. This design assures that the needle is retracted into the barrel of the syringe safely, with no hand contact with the needle and with no possibility of reuse of the syringe.

         Although other safety syringes are currently available on the market, we believe that most of these products either come with a higher cost or are not as user-friendly as the Stat-Trak Safety Syringe. We base this belief on our pricing and cost analysis of our own product, our analysis of pricing lists as disclosed by sources such as the California Sharps Injury Control Program and the 2001 Novation pricing lists provided by the University of Iowa Hospitals and Clinics, and our analysis of clinical studies conducted by the University of Iowa Hospitals and Clinics, which indicate that clinician controlled, manually-activated safety syringe devices are preferred over automatic devices. The goal of the design of our safety syringe has been to avoid the high cost and risk of failure typically associated with these mechanisms. In addition, our safety syringe is designed to be user friendly in that it requires no change in the accustomed technique used to operate a standard syringe. With the proliferation of new medical devices, medical professionals are constantly introduced to new products which require new techniques and training requirements. According to a 2001 evaluation report of clinical studies conducted at the University of Iowa Hospitals and Clinics from March 1999 to April 2000, clinicians prefer safety syringes that are manually activated. The study also indicates that clinicians prefer safety devices which require little or no change in technique used to operate the syringe and administer the injection. Many medical professionals resist new products because of the training that often accompanies these new techniques. To avoid this resistance to new products, we have designed our safety syringes to avoid any change in user technique until after the injection has been given and to require little or no training for users familiar with traditional syringes.

OUR NEEDLE-FREE INFUSION SYSTEM

         Our needle-free infusion system is designed to eliminate the need for a hypodermic needle where injections and blood draws are done through an intravenous line. Currently, one must repeatedly use a needle when infusing or drawing blood from a patient through an intravenous line. The first use is when the healthcare worker accesses the patient's vascular system by injecting a needle through one of the patient's veins to initially establish the intravenous line. Once the initial injection is made, the healthcare worker will use the intravenous line to draw blood or administer medicine. To do so, the worker take another needle and puncture a rubber seal at the end of the intravenous line opposite to the connection to the body. A simple plastic device called a Y-site is used where concurrent infusion is needed. The medication will flow through the needle, through the intravenous line and into the bloodstream, and blood will be drawn in the reverse order.

         Our needle-free infusion system eliminates the need for the use of a needle after the initial injection is made. Like our safety syringe, the needle-free infusion system can significantly reduce a health care worker's exposure to blood, body fluids and even toxic drugs. Our needle-free system uses a self sealing valve to access an intravenous line while maintaining the sophisticated requirements for cleanliness and prevention of contamination.

         Using our system, a worker can attach a hypodermic syringe without the needle to the intravenous line or Y-sites through a spring-loaded valve that opens when the syringe is attached and reseals when the syringe is removed. This valve can be built into or manufactured as part of each of the different access systems. Additionally, we have developed a method of withdrawing medications from drug vials and containers without the use of needles.

         The Stat-Link(TM) Universal Connector is designed to allow needle-free access to the standard Y-Site in a conventional intravenous line. The Stat-Link(TM) Universal Connector attaches to the Y-Site by means of a piercing element which is inserted directly into the rubber pad or cap on the Y-Site. A hypodermic syringe without a needle attached is then connected to the Stat-Link(TM) Universal Connector thereby allowing the administration of medications or the drawing of blood to be performed without he use of a needle.

         The Stat-Link(TM) Y-Site is designed to be integrated directly into primary and secondary intravenous lines. This allows the administration of medication and the drawing of blood in the same needle-free manner as with the Stat-Link(TM) Universal Connector. In addition, it allows healthcare professionals to make piggyback intravenous connections without the need for special adapters or metal needles. This provides a low cost alternative to existing systems by eliminating the need for multiple parts.

         The Stat-Vial(TM) Connector is designed to be attached directly to the top of a standard medicinal vial. The Stat-Vial(TM) Connector incorporates the same unique spring loaded valve used in the Stat-Link(TM) Universal Connector and the Stat-Link(TM) Y-Site. The Stat-Vial(TM) Connector attaches to the top of a medicinal vial by means of a plastic device which is inserted through the rubber pad on the top of the vial. A healthcare professional can then draw up medicine from the vial by attaching a hypodermic syringe without a needle in the same manner as with the Stat-Link(TM) Universal Connector and the Stat-Link(TM) Y-Site.

MANUFACTURING

         We intend to manufacture and produce the Stat-Trak(TM) Safety Syringe using third-party U.S. based manufacturing facilities in 1 cc, 3 cc, 5 cc and 10 cc sizes. Packaging and sterilization will also be done by a third party supplier who will be registered with the FDA as a device manufacturer and who is currently certified in Europe as a manufacturer whose systems meet certain quality, consistency and reliability tests. Such certification is referred to as "ISO Certification." Current regulations require all syringe products to be molded and assembled in a clean environment appropriate to these types of devices, and we will require our manufacturer to comply with those regulations. To date, we have produced prototype syringes and we believe that these prototypes have demonstrated the viability of our product.

         We have entered into an agreement with a mold making and molding company in the United States to manufacture and produce our safety syringes. The moldmaking and molding company will design and build pre-production and product moldings for our safety syringes and to mold, assemble, print and package our safety syringes. The term of the agreement is ten years. We will own and control all molds, tooling and assembly equipment. We intend to achieve full manufacturing and production capabilities under these contractual arrangements.

         We do not have any plans at this time to invest in our own manufacturing facilities. However, we intend to regularly review the self manufacturing option to determine when an investment in such capability may become feasible.

         We intend to manufacture and produce our needle-free infusion system products using third party U.S. based and possibly foreign based manufacturing facilities.

         We are also initiating the process of becoming ISO certified specifically for medical devices. Such certification is referred to as ISO 9001/EN46001 certification. Once we receive such certification, we will be allowed to place a mark called a "CE mark" on our product, which indicates that the manufacturer is complying with high and universally accepted standards for its product.

         All needle-free infusion system products will be molded and assembled in a clean environment appropriate to these types of devices. A third party supplier who is registered with the FDA as a device manufacturer, and who is currently ISO certified, will package and sterilize the needle-free infusion system. We plan to maintain device qualified manufacturing and quality staff to assure the highest quality product, and to allow the use of third party manufacturing for as long as possible. At this time, we do not see an investment in buildings and manufacturing as an appropriate use of capital. We intend to regularly review the self-manufacturing option to determine when an investment in such capability may become necessary.

         The material which we will use for our products consist of plastics and thermoplastic elastomers that meet minimum quality, performance and regulatory standards for this category of medical device. We have not determined any particular source for these materials; however, these materials are commonly available from several large and well-established sources in the U.S. and in other countries at competitive prices.

MARKETING

         We intend to market our technology and products through long-term partnerships and alliances as well as through licensing and distribution agreements with major global healthcare companies. We intend to focus our marketing efforts on creating an aggressive information campaign that highlights the differences between our retractable Stat-Trak(TM) Safety Syringe and other currently available syringes. We intend to market our products as follows:

         o Initially focus on the U.S. market, especially in target states such as California where legislation is in place that encourages the use of safety devices.

         o Enter global markets where defined areas of opportunity can be targeted for market need and accelerated growth.

         o Utilize e-commerce marketing to assist partners and alliances, create business to business opportunities, and discover new market areas and segments.

         As part of our marketing strategy, we intend to seek license/distributorship, joint venture or co-marketing agreements for our products with major device marketers, distributors and manufacturers as a means of providing faster market penetration into both U.S. and non-U.S. markets. We also intend to seek license/distributorship, joint venture or co-marketing agreements with respect to our distribution and marketing of the products of major device marketers, distributors and manufacturers. No such agreements, however, are currently in place.

         We intend to market our needle-free infusion system for use in intravenous therapy applications as an innovative one-piece needle-free I.V. connection device that is differentiated from existing similar products. We believe that our connector and related devices offer the healthcare provider safe, easy to use, cost effective devices that are superior and clearly different from other protective I.V. connection device systems currently on the market.

DISTRIBUTION

         We intend to distribute our products through existing distribution channels and direct sales efforts to general purchasing organizations and end-users. We intend to make direct sales efforts to global, national, and regional distributors, including both general and specialty product distributors. We further intend to seek to distribute our products through direct sales to major institutional purchasing organizations such as Novation and Premier. Finally, we will attempt to approach our end-users directly, which include national and international health organizations, government health agencies, consumer goods and home-health providers, and other providers of healthcare services.

COMPETITION

         Historically, the search for technological and therapeutic innovations in the prevention, diagnosis and treatment of disease has characterized competition in the healthcare industry. In recent years, the healthcare industry has seen a consolidation of companies, with large firms acquiring other device manufacturers, resulting in pricing and market share pressures. These industry trends are expected to continue.

         The medical device market in general, and the hypodermic syringe and safety medical device market in particular, is highly competitive, and we expect additional new competitors to emerge in the future. We are aware of a number of companies that currently manufacture and market disposable safety syringes.

         According to the Medical Data International report, the leading manufacturers of hypodermic syringes are Becton Dickinson, Sherwood Medical Products Co. and Terumo Medical Corporation, all of which are well-established medical device companies. In addition to manufacturing standard disposable syringes, Becton Dickinson also manufactures and sells safety syringes under the trade name Safety-Lok(R) and Sherwood Industries manufactures and sells safety syringes under the trade name Monoject(R). These companies combined to manufacture and sell approximately 700 million "safety" syringes last year. ICU Medical, a leader in the needle-free safety device market, currently has sales agreements with two of the major medical device companies, with approximately $47 million in sales in 1999, according to its 1999 annual report. Many of these companies, as well as other competitors, have existing relationships with health care providers and hospitals, making it more difficult to for us to sell our products to these potential customers.

         Some of our competitors are large public companies, including Becton Dickenson and Sherwood Medical, and have longer operating histories, significantly greater financial, technical and marketing resources, wider customer relationships and a broader product line than we do. Consequently, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. These large public companies are better positioned than we are to acquire companies and new technologies that may displace our products or make them obsolete. Any of these acquisitions could give the acquiring competitor a strategic advantage. Unlike these large public companies, we have limited ability to provide vendor-sponsored financing, which may influence the purchasing decisions of prospective customers.

         Despite the market share of our competitors, we believe that our retractable Stat-Trak(TM) Safety Syringe can compete and gain market penetration against safety and non-safety syringes because of its low cost, high degree of reliability, superior quality, and ease of use. An October 1999 safety syringe product report which the Emergency Care Research Institute released found that all of the safety syringes being sold by the major syringe companies have significant limitations or are not acceptable as safety devices. Only one product was recommended in that study and that device has a price that is two to three times higher than the expected price of our syringes. None of our products were reviewed in the Emergency Care Research Study.

         The University of Iowa Hospitals and Clinics conducted clinical trials on safety syringe devices from March 1999 to April 2000. The 2001 evaluation report documenting those clinical studies concluded that the "single hub manual activation syringe design" was the most "user-friendly." Although our safety syringe was not included in that study, it is properly classified as a "single hub manual activation syringe design" as described in the report. The Safety Projects Manager of the University of Iowa Hospitals and Clinics is Michael Garvin, the chairman of our medical advisory board.

         Although we believe that our safety syringes are superior to those currently available on the market, there can be no assurance that we will be able to compete initially or on a continual basis with companies that are currently marketing safety syringes or those that presently seek to enter into the safety syringe market.

         In addition, many of the healthcare institutions that we intend to sell our products to are tied into buying groups that contract with major suppliers such as Becton Dickinson and Sherwood Medical. These contracts will limit our ability to sell our safety syringes to certain healthcare institutions that have these contracts with suppliers in place. Based on our internal market analysis, we believe that most major healthcare group purchasing organizations will separate contracts involving safety syringes and needle-free devices from contracts involving standard syringes and devices, thereby allowing smaller companies like us to compete; however, there is no assurance that they will do so. Also, to the extent these healthcare group purchasing organizations also enter into contracts to purchase safety syringes from our competitors, our ability to compete could be substantially limited.

INTELLECTUAL PROPERTY

         SAFETY SYRINGES. Our ability to compete successfully depends, in part, on our ability to protect the proprietary technology contained in our products. We rely upon a combination of patent, trademark, and trade secret laws, together with non-disclosure agreements, to establish and protect proprietary rights in our safety syringes and other technology, as well as our trade names and other similar property. We also intend to enter into confidentiality and/or license agreements with our employees, manufacturers, distributors, customers and suppliers, and will limit access to and distribution of our proprietary information. If and when implemented, these measures will only afford us limited protection, as there can be no assurance that any steps we take will protect these proprietary rights or will be adequate to prevent misappropriation of our technology or the independent development by others of similar technology.

         We have purchased five patents in the U.S. and seven patents in Europe for our retractable needle safety syringes. These patents, issued over a period of several years, provide coverage of the numerous features that make these syringes unique. Our patents cover the following features of our safety syringes:

         o the needle retraction, locking and retaining features that hold the needle in place both before and after retraction;

         o a mechanism related to the syringe plunger that eliminates re-exposure of the needle; and

         o a capping mechanism designed to further minimize risk to the user.

         The patents for our safety syringes will expire starting in December 2007, with the last patent expiring in September 2014.

         We have pledged the patents covering our Stat-Trak(TM) Safety Syringe as collateral for a loan made by one of our directors, Perry Rowan Smith, Jr.. Mr. Smith has a security interest in the patents covering our Stat-Trak(TM) Safety Syringe. We have also agreed to pay Mr. Smith a royalty equal to 2% of all of our gross sales of our Stat-Trak(TM) Safety Syringes. In the event that we license any of our products to any third-party, we will pay to Mr. Smith ten percent (10%) of any up-front consideration which we receive for such license, and five percent (5%) of all royalties or other residual income which we actually receive from such a license.

         NEEDLE-FREE DEVICES. We have also received an exclusive license for four additional patents in the U.S., and we purchased one additional patent, for our needle-free infusion system. The products covered by these patents include the Stat-Link(TM) "Y" Socket, the Stat-Link(TM) Universal Connector and Stat-Vial(TM) Connector. These products incorporate a valve which allows the introduction of medication into an intravenous line without the use of a needle. Pursuant to the license, we have a exclusive right to make, use and sell devices covered by these patents for the term of the patents, in exchange for which we promised to pay $375,000 in cash and issue a number of our common shares equal to $1,350,000 divided by the price per share in this offering. The design patent for our needle-free device will expire in December 2004. The remaining patents for our needle-free devices will expire starting in November 2013, with the last patent expiring in April 2014.

         TRADEMARKS. In addition, the U.S. Patent and Trademark Office has issued to us the trademark "Stat-Trak." The registration for this mark will expire in 2004, but is renewable for indefinite consecutive 10 year terms.

         RESEARCH AND DEVELOPMENT. Through December 31, 2000, we have spent $38,667 on research and development of our safety syringes and needle-free devices. These research and development activities primarily consist of design of the safety syringe pursuant to the patent specifications. We have not classified the costs associated with acquiring and establishing patents and license agreements relating to patents as research and development.

GOVERNMENT REGULATIONS

         FEDERAL FDA REGULATION. Numerous governmental authorities, principally the FDA, and corresponding state and foreign regulatory agencies, regulate the clinical testing, manufacture and sale of our safety syringes. Pursuant to the federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates the clinical testing, manufacturing, labeling, distribution and promotion of medical devices. Under the Medical Device Act of 1976, the FDA places medical devices into one of three classes called Class I, II, or III, on the basis of the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness.

         Before a new medical device can be introduced to the market, the manufacturer generally must obtain FDA clearance through either a "510(k) premarket notification" or through a premarket approval application. The retractable Stat-Trak(TM) Safety Syringe has received approval to market from the FDA through a 510(k) notification. Once we complete the design and development of the manufacturing tools, we must submit the entire manufacturing process to the FDA for final testing. In this process, the FDA must approve and validate all parts of the syringe, all plastics tooling, all machinery, the packaging process and the sterilization process before we may market our product. In this process, the FDA will require us to complete a statistically valid number of test runs, test samples and methods so that we are in full compliance with its quality system regulations. We expect the validation stage to take approximately two months. With completion of a manufacturing agreement and final testing, the product may be marketed directly to hospitals, medical professionals and other institutions.

         Our needle-free devices have not received 510(k) notification. We may see to obtain either Class I or Class II medical device classification, depending on how we sell the devices. If we sell the device solely to an intravenous product manufacturer who will then incorporate it into another device, the device would be Class I and require no filing with the FDA. If the device is sold to an end-user as a sterile device, the device would be Class II, and we would be required to file a 510K notification with the FDA. We are aware of several products currently on the market which can be used as a predicate or equivalent device; thus, we believe that we could obtain 510(k) notification within a short time after filing, which we can do once we develop, engineer and pre-produce tooling. Once we receive 510(k) notification, the process proceeds as described above. We expect the entire process to take 12 to 18 months.

         Although we have obtained FDA approval for our safety syringes, the FDA will continue to regulate our products. We will have to comply with various record keeping requirements and to report adverse experiences with the use of the device. The FDA may also inspect us on a routine basis for compliance with the its quality system regulations. These regulations impose certain procedural and documentation requirements upon us with respect to manufacturing and quality assurance activities.

         STATE REGULATION. Recent legislation on the state level has been implemented that requires the phasing out of non-safety sharps devices. This legislation will require medical institutions and other healthcare providers to change their purchasing practices in an attempt to avoid the injuries associated with needlestick accidents. Legislation requiring the phasing out of non-safety syringes has already been passed in the following seventeen states: Alabama, California, Connecticut, Georgia, Iowa, Maine, Maryland, Massachusetts, Minnesota, New Hampshire, New Jersey, New York, Ohio, Oklahoma, Tennessee, Texas and West Virginia. Similar legislation is being considered in 4 other states and the District of Columbia.

         FOREIGN REGULATION. In order for us to sell our products in Europe, manufacturers of our product must receive "ISO Certification," meaning that their systems meet certain quality, consistency and reliability tests. We will require our manufacturer to comply with the ISO certification requirements. In addition, we are in the process of becoming ISO certified specifically for medical devices, which is referred to as ISO 9001/EN46001 certification. Once we receive such certification, we will be allowed to place a mark called a "CE mark" on our product, which indicates that the manufacturer is complying with the ISO 9001/EN46001 standards for our product.

         ENVIRONMENTAL REGULATION. There are no environmental laws or regulations which materially affect our business. Our products are not composed of unique or hazardous materials, and we use no equipment or processes that are likely to create a material environmental concern. We intend to comply with all environmental regulations which do apply to us and the manufacturing of our product.

LITIGATION

         We are not party to any legal proceeding other than routine litigation incidental to the business, nor are any of our officers or directors or any of our property.

EMPLOYEES

         As of May 11, 2001, we had a total of seven employees, three of which are full-time employees. Of the total, one was in research and development, one was in marketing, and five were in back-office operations such as general management, finance, human resources and administration. None of our employees are represented by a labor union, and we have not entered into a collective bargaining agreement with any union. We have not experienced any work stoppages and consider our relations with our employees to be good.

PROPERTIES

         Our executive offices are located in New City, New York and consist of approximately 1,200 square feet of leased space. We lease this space pursuant to a month-to month oral agreement, at the rate of $750 per month.

                                   MANAGEMENT

EXECUTIVE OFFICER AND DIRECTORS

         Our executive officers and directors, the positions held by them, and their ages as of May 11, 2001 are as follows:

     NAME                 AGE                  POSITION
     ----                 ---                  --------

Graham E. Gill            69      Chairman of the Board of Directors,  Executive
                                  Vice  Presidentof Strategic Planning

Thomas Sassone            40      President, Chief Executive Officer and
                                  Director

Jack Gutierrez            46      Chief Financial Officer, Treasurer, and
                                  Director

Alexander Mulgrew         32      Secretary and General Counsel

M. Joseph Montuoro        67      Director

Mark Murphy               38      Director

Perry Rowan Smith, Jr.    49      Director

Anthony J. Domino, Jr.    39      Director

         GRAHAM E. GILL has been our Chairman and Executive Vice President of Strategic Planning since July 1999. Since 1993, Mr. Graham has served as a principal with The Belgravia Fund, Ltd., a private international investment fund.

         THOMAS SASSONE has served as our President and Chief Executive Officer since July 2000 and as a director since January 1999. Mr. Sassone also served as our Secretary from July 1999 to July 2000, our Treasurer from July 1999 to February 2000, and our Chief Operating Officer from February 2000 to July 2000. Mr. Sassone is an attorney, and he has been a partner in the law firm of Seskin & Sassone, formerly Sassone Zemanek & Girasa, since 1993.

         JACK GUTIERREZ has served as our Chief Financial Officer and as a director since April 1999. Mr. Gutierrez has also served as our Treasurer since July 2000. From July 2000 to August 15, 2000, Mr. Gutierrez also served as our Secretary. Mr. Gutierrez is a Certified Public Accountant. Since October, 1989, Mr. Gutierrez has served as the managing partner/member of Gutierrez & Caruccio, a certified public accounting firm.

         ALEXANDER MULGREW has served as our Secretary and General Counsel since August 15, 2000. Mr. Mulgrew is an attorney, and he was a senior associate in the law firm of Seskin & Sassone, formerly Sassone Zemanek & Girasa, from 1995 until July 2000.

         M. JOSEPH MONTUORO has been a director of Retrac since January 2000. Before joining our board of directors, Mr. Montuoro was appointed by New Jersey Governor Christine Whitman as chairman of the board of directors of N.J.N., the New Jersey public broadcast station, where he served as chairman from 1995 until January 2000. Mr. Montuoro has been the Commissioner of the New Jersey Sports Authority since 1994. Previously, Mr. Montuoro served as Manufacturing Representative at RPM Sales Co. Mr. Montuoro also founded Gateway Marketing, a distributing arm for electronics firms, and he was and was Chief Executive Officer from 1982 until 1990.

         MARK MURPHY has been a director of Retrac since January 2000. Mr. Murphy has been the President and Chief Executive Officer of Northeast Private Client Group, a financial services firm formerly known as Comprehensive Planning Group, since 1993.

         PERRY ROWAN SMITH, JR. has been a director of Retrac since January 2000. Since 1980, Mr. Smith has been President of Texas Regional Construction, Inc. He has been a partner of Texas Regional Properties, LLP since 1993, and he has been a member of Texas Regional Asset Management, LLC since 1998. From 1974 to 1980, he was Vice-President of PRS Development Corporation.

         ANTHONY J. DOMINO, JR. has been a director of Retrac since January 2001. Mr. Domino has been the President of Associated Benefit Consultants, an employee benefit consulting firm, since 1995. He has also served as Northeast Regional Director on the National Board of the Society of Financial Service Professionals from 1998 to the present.

BOARD OF DIRECTORS

         Each director holds office until his successor is elected and qualified or until his earlier resignation in the manner provided in our Bylaws. The officers serve at the discretion of the Board. Mr. Sassone and Mr. Gutierrez are brother-in-laws. Other than Mr. Sassone and Mr. Gutierrez, there are no family relationships among our directors and officers.

BOARD COMMITTEES

         The salary committee consists of Messrs. Gutierrez and Smith. The salary committee makes recommendations to the board of directors regarding offers of executive salaries for new hires. The New Hire committee consists of Messrs. Montuoro and Sassone. The New Hire committee makes recommendations to the board of directors regarding the selection of new officers and senior management personnel. The benefits/compensation committee consists of Messrs. Sassone, Murphy and Domino. The benefits/compensation committee makes decisions concerning benefits, salaries and incentive compensation for our employees. The audit committee consists of Messrs. Smith, Montuoro and Murphy. The audit committee assists the board of directors in monitoring the integrity of our financial statements, the adequacy of our internal controls, and the independence and performance of our accountants.

MEDICAL ADVISORY BOARD

         We have formed a medical advisory board to advise our board of directors regarding the medical device and safety syringe industries, technological developments, and related matters. The committee is currently made up of one member.

FINANCIAL ADVISORY COMMITTEE

         We have formed a financial advisory committee to advise our board of directors regarding our financial matters. The committee may have up to five members, and is currently made up of three members.

EXECUTIVE COMPENSATION

         CASH COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth the cash compensation paid to our executive officers for services rendered during the fiscal years ended December 31, 2000, 1999, and 1998. Portions of the salaries listed below have been accrued and have not yet been paid.

         Mr. Kelly was our President and Chief Executive Officer until July 2000, at which point, Mr. Sassone became President and Chief Executive Officer. No other executive officer earned in excess of $100,000 in any of our previous fiscal years. In 1999, Mr. Kelly earned $218,625 in salary and $29,248 in vacation accrual. Mr. Kelly has agreed to waive all in accrued salary, which was $458,821 as of December 31, 2000, upon the closing of this offering.

         In 1999, Seskin and Sassone, formerly Sassone Zemanek & Girasa, a law firm in which Mr. Sassone is a partner, received $33,000 from us for legal services rendered. In addition, Mr. Sassone received 100,000 common shares as a compensatory stock grant upon becoming a member of our board of directors. Our board of directors valued these shares at $1,500. These shares are classified as a bonus in the table set forth below.

                                       ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                      --------------------------------------------------    -----------------------------
                                                                                                 COMMON
                                                                                                 SHARES
                                                                              RESTRICTED       UNDERLYING
                                                              OTHER             STOCK            OPTIONS
NAME AND POSITION                                             ANNUAL            AWARDS           GRANTED        ALL OTHER
                       YEAR       SALARY       BONUS       COMPENSATION          ($)           (# SHARES)      COMPENSATION
------------------    -------    ---------    -------     --------------    -------------    -------------    --------------
Martin Kelly,           2000     $146,895        -0-           -0-
former President        1999     $218,625        -0-         $29,248
and CEO                 1998     $165,313

Thomas Sassone,         2000     $125,000        -0-           -0-
current President       1999     $ 62,500       $1,500       $33,000
and CEO                 1998

                                              OPTIONS/SAR GRANTS IN 2000 FISCAL YEAR
                                                        INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------------
                                       NUMBER OF
                                       SECURITIES                % OF TOTAL
                                       UNDERLYING            OPTIONS/SARS GRANTED        EXERCISE OR
                                      OPTIONS/SARS          TO EMPLOYEES IN FISCAL        BASE PRICE          EXPIRATION
            NAME                      GRANTED (#)                    YEAR                   ($/SH)               DATE
-----------------------------    ---------------------     ------------------------    -----------------     ---------------
                                         None
DIRECTOR COMPENSATION

         All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties. We also agree to indemnify and hold each director harmless for any and all liabilities that may arise from our actions before the director joined our board. In addition, each current director has received shares of our common stock as a one-time consideration for agreeing to join our board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Martin Kelly is the promoter and founder of Retrac, and he served as our Chairman of the Board, President and Chief Executive Officer from inception to July 2000. Mr. Kelly provided promotional services for Retrac. We issued 4,333,333 shares to Mr. Kelly for his promotional services.

         In June 1996, we entered into a settlement agreement with Faithful Investments & Holdings Ltd., a company which Mr. Kelly controls. Under the terms of the settlement agreement, Faithful Investments agreed to terminate all agreements between it and Safe Tech Medical Products, or Safe Tech, and to further release all claims against Safe Tech, including a release of a note payable to Faithful Investments. Safe Tech's principal, Michael Haining, is the inventor of our safety syringe and is the inventor under the patents which cover our safety syringe.

         In consideration for Faithful Investments' termination of and release of claims under the Safe Tech agreements, we agreed to deliver to Faithful Investments a $555,000 unsecured 12% note payable to Faithful Investments, 90,000 of our common shares, and an option to purchase 666,667 of our common shares for $.015 per share for a period of one year. Payment of the price on the option was to be made by reduction of the principal balance of the note.

Faithful Investments exercised this option on November 14, 1996. We must repay the outstanding principal and interest on the note on the earlier of May 31, 2001 or within 15 days of completion of an initial public offering of our common stock. We may pre-pay the entire outstanding amount at anytime without penalty or premium. However, we must pay a minimum of $50,000 per year to be applied first to accrued interest, and then to principal. As of December 31, 2000, there was an outstanding balance of $216,122 on the note.

         In consideration for our agreement to issue shares and the note to Faithful Investments, Safe Tech agreed to license to us the exclusive rights to make, use and sell the safety syringes covered by the patents which Safe Tech then held. In exchange for the license, we agreed to pay to Safe Tech a license fee of $4,000,000. As partial payment, we assumed various debt obligations of Safe Tech totaling $1,830,370. We also paid $12,600 in cash towards the license fee. The balance of the license fee is payable from revenues generated by sales of products covered under the patents. As additional consideration, we issued to Safe Tech 166,667 of our common shares.

         In July 1998, in connection with another settlement and release agreement, we purchased the patents from Safe Tech in exchange for $200,000 in cash and 66,667 of our common shares as payment of legal fees on behalf of Safe Tech. In connection with that settlement agreement, Safe Tech agreed to waive any further payment under the original license agreement. In order to pay the $200,000 in cash to Safe Tech, we entered into a loan and security agreement with a trust controlled by Perry Rowan Smith, Jr., one of our directors. The agreement consisted of a promissory note in the principal amount of $200,000 and bearing a rate per annum of 12%, an issuance of 593,333 shares of our common stock and an option to purchase shares of our common stock held by our former Chief Executive Officer, Martin Kelly. The note is secured by all of our syringe intellectual property, including our patents and patent applications.

         In March 1999, we entered into a modification agreement with the trust controlled by Mr. Smith, pursuant to which the due date of the note was extended. In addition, we granted to the trust an exclusive license to manufacture, produce, market and sell retractable syringes in several countries throughout Europe, Asia, North America, South America, the Middle East and Africa. This license was cancelled in November 2000 for no additional consideration.

         In October 1999, we entered into a second modification agreement with the trust controlled by Mr. Smith, pursuant to which the due date of the note was extended to April 1, 2000. The option granted by our former Chief Executive Officer was cancelled, and we issued an additional 133,333 shares to the trust. In connection with this modification, we also agreed to pay the trust controlled by Mr. Smith a 2% royalty fee on the gross sales of all our hypodermic syringes. In addition, if we grant a license to a third party, we will pay the trust 10% of any up-front fee paid and 5% of any royalties received from the third party license. We have agreed not to grant any licenses that would infringe upon the license in favor of the trust.

         Thomas Sassone, our President and Chief Executive Officer and a member of our board of directors, is also a member of the law firm of Seskin & Sassone, formerly Sassone Zemanek & Girasa, our general counsel since 1998. In 1999 and 1998, we paid legal fees to Seskin & Sassone in the amount of approximately $33,000 combined. In addition, in January 1998, we issued 283,334 shares of our common stock to a trust controlled by Mr. Sassone as partial consideration for Seskin & Sassone's agreement to defer collection of its fees.

         In November 1999, Mark Murphy, one of our directors, purchased 0.5 units at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 12,500 common shares issued upon the earlier of the repayment of the note or an initial public offering.

         In December 1999, Thomas M. Sassone, Sr., the father of our chief executive officer, purchased 0.42 units at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 12,500 common shares issued upon the earlier of the repayment of the note or an initial public offering.

         In March 2000, Anthony J. Domino, Jr., one of our directors, purchased 1 unit at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 12,500 common shares issued upon the earlier of the repayment of the note or an initial public offering.

         In July 2000, Mr. Kelly resigned as an officer and director of Retrac. In August 2000, Mr. Kelly also agreed with us to cancel 4,000,000 common shares of Retrac owned by him and to waive all accrued and unpaid salary in exchange for our agreement to pay him a total of $3,500,000 in one payment of $1,500,000 commencing on the close of this offering and six quarterly payments of $333,333 every ninety days commencing after the close of the offering and grant him an option to purchase 300,000 common shares over a three year period commencing one year after the close of the offering at an exercise price of 120% of the initial public offering price. Mr. Kelly also agreed to serve as a consultant to us for a period of 12 months at a fee of $12,000 per month.

         In December 2000, the trust controlled by Mr. Smith purchased 3.1 units at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 12,500 common shares issued upon the earlier of the repayment of the note or an initial public offering.

         In January 2001, Anthony J. Domino, Jr., one of our directors, purchased 4 units at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 12,500 common shares issued upon the earlier of the repayment of the note or an initial public offering.

         In January 2001, George A. Wilson, one of the members of our financial advisory committee, purchased 2.5 units at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 12,500 common shares issued upon the earlier of the repayment of the note or an initial public offering.

         In January 2001, John J. Scally, one of the members of our financial advisory committee, purchased 0.5 units at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 12,500 common shares issued upon the earlier of the repayment of the note or an initial public offering.

         In March 2001, Anthony J. Sartor, one of the members of our financial advisory committee, purchased 3 units at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 12,500 common shares issued upon the earlier of the repayment of the note or an initial public offering.

         We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law and the rules of the American Stock Exchange, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the shareholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

INDEMNIFICATION OF DIRECTORS

         As permitted by Section 145 of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors, with certain exceptions. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that we may, in our discretion, (i) indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Delaware law, and (ii) advance expenses, as incurred, to our directors and officers in connection with defending a proceeding.

         Our policy is to enter into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws as well as certain additional procedural protections.

         The indemnification provisions in the Bylaws and the indemnification agreements we enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the shares of common stock as of the date of this prospectus by the following persons:

         o each person known by us to be the beneficial owner of more than five percent (5%) of our common stock;

         o        each of our directors and executive officers; and

         o        all directors and executive officers as a group.

         The following table assumes that there are 5,538,795 common shares issued and outstanding immediately before this offering and that there are a minimum of 8,038,795 common shares and a maximum of 8,663,795 common shares outstanding immediately following completion of this offering; however, common shares which may be acquired now or within 60 days of the date of this prospectus by exercising stock options are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

                                                                               PERCENT OF SHARES OUTSTANDING
                                                              -------------------------------------------------------------
       NAME AND ADDRESS (1)          NUMBER OF SHARES OWNED    BEFORE OFFERING       AFTER OFFERING        AFTER OFFERING
                                                                                       (MINIMUM)             (MAXIMUM)
-----------------------------------  -----------------------  -----------------  ---------------------  -------------------
Graham E. Gill (2)                          333,337                6.0%                   4.1%                 3.8%

Thomas Sassone (3)                          350,252                6.3%                   4.4%                 4.0%

Martin Kelly (4)                            801,346               14.5%                  10.0%                 9.2%

Jack Gutierrez (5)                          176,667                3.2%                   2.2%                 2.0%

Perry Rowan Smith, Jr. (6)                1,012,085               17.9%                  12.4%                11.5%

Mark Murphy (7)                             106,250                1.9%                   1.3%                 1.2%

M. Joseph Montuoro (8)                      100,000                1.8%                   1.2%                 1.2%

Anthony J. Domino, Jr. (9)                  162,500                2.9%                   2.0%                 1.9%

Alexander Mulgrew                            10,000                (10)                   (10)                 (10)

All officers and directors as a           2,251,091               40.6%                  28.0%                26.0%
group
---------------

(1) Unless otherwise indicated, the address for the following shareholders is c/o Retrac Medical, Inc., 22 South Main Street, New City, New York 10956.

(2)  Includes 333,337 shares held in a trust controlled by Mr. Gill.

(3) Includes 345,002 shares held in a trust controlled by Mr. Sassone and 5,250 shares held by Mr. Sassone's father, to which Mr. Sassone disclaims any beneficial interest.

(4) Includes 674,672 shares held by The Kerry Investment Trust for which Mr. Kelly is trustee.

(5)  Includes 176,667 shares held by Mr. Gutierrez' wife, Sharon Gutierrez.

(6) Includes 843,334 shares held in a trust controlled by Mr. Smith, 13,334 shares held by a company controlled by Mr. Smith's wife, 116,667 shares which may be issued within 60 days after May 11, 2001 upon exercise of options which Mr. Smith holds, and 38,750 shares to be issued upon the completion of this offering.

(7)  Includes 6,250 shares to be issued upon the completion of this offering.

(8)  Includes 100,000 shares held by Mr. Montuoro's children.

(9)  Includes 62,500 shares to be issued upon the completion of this offering.

(10) Less than one percent.


         Control by our management may limit your ability to influence the outcome of director elections and other transactions requiring stockholder approval. Upon the completion of the minimum offering, our present directors and executive officers will beneficially own approximately 28.0% of our outstanding common stock, and upon completion of the maximum offering, they will beneficially own approximately 26.0% of our outstanding common stock. As a result, management, if they act together, will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and may have veto power over any stockholder action or approval requiring a majority vote.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 25,000,000 shares of common stock, of which, as of the date of this prospectus, 4,512,988 shares were issued, outstanding, and held by approximately 160 record holders, and we have previously agreed to issue an additional 1,025,807 shares to approximately 80 persons if we complete our initial public offering In addition, there are 18,900 unvested shares are reserved for issuance under a consulting agreement. As of the date of this prospectus, there are no outstanding options, warrants or other securities which upon exercise or conversion entitle their holder to acquire shares of common stock, except as set forth below.

         Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters in which cases Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

UNIT WARRANTS

         The warrants issued as part of the units will be issued separate from, and not attached to, the common shares offered as part of the units and may be immediately transferred separately from the common shares. The warrants will be issued in registered form, governed by and subject to the terms of a warrant agreement between us and Computershare as warrant agent. The following statements are brief summaries of certain provisions of the warrant agreement. Copies of the warrant agreement may be obtained from us or Computershare and have been filed with the Securities & Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

         We have authorized the issuance of warrants to purchase a maximum of 3,437,500 shares of common stock, including 312,500 warrants issuable upon exercise of the underwriter's warrants, and we have reserved an equivalent number of common shares for issuance upon exercise of such warrants. No fractional shares will be issued upon the exercise of the warrants. We will pay cash in lieu of fractional shares.

         Each warrant entitles the holder thereof to purchase, at any time, one share of common stock at an exercise price of $8.80 per share until the fifth anniversary of the date of this prospectus. The right to exercise warrants will terminate at the close of business on the fifth anniversary of the date of this prospectus. The warrants contain provisions that protect the warrant holders against dilution by adjustment of the exercise price in certain events, including, but not limited to, stock dividends, stock splits, reclassifications, or mergers. Holders of warrants may not exercise the warrants for fractional shares. A warrant holder will not possess any rights as a stockholder of us. Shares of common stock, when issued upon the exercise of the warrants in accordance with the terms thereof, will be fully paid and non-assessable.

         We may redeem some or all of the warrants at a call price of $0.01 per warrant upon 30 days' prior written notice if the last sales price of our common stock on the American Stock Exchange has equaled or exceeded $14.00 for 30 consecutive days.

         At any time when the warrants are exercisable, we are required to have a current registration statement on file with the Securities & Exchange Commission in order to comply with applicable laws in connection with the exercise of the warrants and the resale of the common stock issued upon such exercise. So long as the warrants are outstanding, we have undertaken to file all post-effective amendments to the registration statement required to be filed under the Securities Act of 1933, as amended, and to take appropriate action under federal law to permit the issuance and resale of the common stock issuable upon the exercise of the warrants. However, there can be no assurance that we will be in a position to effect such action under the federal securities laws, and our failure to effect such action may cause the exercise of the warrants and the resale or other disposition of the common stock issued upon the exercise to become unlawful. We may amend the terms of the warrants, but only by extending the termination date or lowering the exercise price thereof. We have no present intention of amending such terms.

OPTIONS AND WARRANTS

         As of the date of this prospectus, we have granted options and warrants to purchase an aggregate of 1,305,887 shares at a weighted average exercise price of $8.18 per share. None of the options or warrants have been exercised.

STOCK OPTION PLAN

         We have adopted a 2001 Stock Option Plan, which permits us to grant options to our employees, officers, directors, consultants and independent contractors. We may issue an aggregate of 1,000,000 shares of common stock pursuant to the stock option plan. As of the date of this prospectus, we have not granted any options under the stock option plan.

DIVIDENDS

         We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as our board of directors may deem relevant. Since we have no immediate plans to pay cash dividends, your only possibility to receive a return on your investment is an increase in the price of our stock, which may not occur.

TRANSFER AGENT

         The transfer agent for our common stock and the warrant agent for the unit warrants is Computershare Trust Company.


                            MARKET FOR COMMON EQUITY

         Before this offering, there has been no public trading market for our common stock or our unit warrants. We have applied to list our common stock on the American Stock Exchange under the symbol "_____ " and our warrants under the symbol "________."

         Upon completion of the minimum offering, based on shares outstanding as of the date of this prospectus, we will have outstanding 7,012,988 shares of common stock, and we will issue an additional 1,025,807 shares of restricted common stock pursuant to existing agreements, giving us a total of 8,038,795 shares of common stock outstanding at the closing of the minimum offering. Upon completion of the maximum offering, we will have outstanding 7,637,988 shares of common stock, and we will issue an additional 1,025,807 shares of restricted common stock pursuant to existing agreements, giving us a total of 8,663,795 shares of common stock outstanding at the closing of the maximum offering. In addition, we have issued approximately $3,671,275 of debt which is convertible into 1,027,097 of common shares. We have also issued options and warrants to purchase, in the aggregate, approximately 1,305,887 shares of common stock at a weighted average exercise price of $8.18 per share. This does not take into account shares issuable upon exercise of the warrants, the underwriters' warrants, or the underwriters' unit warrants. In addition, we have reserved 18,900 shares for issuance under a consulting agreement.

         Approximately 3,014,148 of our shares upon the closing of the minimum offering and approximately 3,639,148 of our shares upon the closing of the maximum offering will be tradable without restriction or further registration under the 1933 Act by persons other than our "affiliates," including shares which will be eligible for immediate sale in the public market without restriction pursuant to Rule 144(k) under the 1933 Act. The remaining approximately 5,024,647 shares of common stock outstanding will be "restricted securities," as that term is defined in Rule 144 under the 1933 Act, and may be sold under Rule 144 so long as the holding period, volume limitations and other restrictions under Rule 144 are met.

         Shares eligible for future sale could depress the price of our common stock, thus lowering the value of your investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

         Our revenues and operating results may fluctuate significantly from quarter to quarter, which can lead to significant volatility in the price and volume of both our stock and our warrants. Factors which lead to such fluctuations include the following, many of which are beyond our control:

         o our ability to attract and retain new customers and maintain customer satisfaction;

         o new products and product lines introduced by us or by our competitors;

         o        price competition;

         o decreases in the level of use of safety syringes and other safety medical devices;

         o        our ability to upgrade and develop our products; and

         o government regulations related to use of safety syringes and other safety medical devices.

         In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

                            ANTI-TAKEOVER PROVISIONS

GENERAL

         Certain provisions of the Delaware General Corporation Law and our certificate of incorporation and Bylaws could have the effect of delaying, deterring or preventing a future takeover or change in control, unless such takeover or change in control is approved by our board of directors. Such provisions also may render the removal of directors and management more difficult. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the common stock and could prevent you from realizing a premium over the market price of our common stock. These provisions of Delaware law and our certificate of incorporation and bylaws also may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control, including unsolicited takeover attempts, even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of the certificate of incorporation and bylaws could have the effect of discouraging potential acquisition proposals or delaying or preventing a change of control. In particular, the certificate of incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management.

         Our bylaws also provide that newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and not by the stockholders unless authorized by the board of directors at a special meeting of the stockholders.

         Our bylaws may be altered or repealed and new bylaws to be adopted at any annual or special meeting of stockholders, by the affirmative vote of a majority of the voting stock, provided that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of any Bylaws must be contained in the notice of such special meeting.

         These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions could have the effect of discouraging others from making tender offers for our shares and may inhibit fluctuations in the market price of our shares that could otherwise result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

DELAWARE TAKEOVER STATUTE

         Section 203 of the Delaware Code prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. The exceptions to that rule are as follows:

         o before the date of the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

         o upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction started, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares reserved for issuance under the plan will be tendered in a tender or exchange offer; or

         o the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

         Section 203 defines business combination to include the following: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) with certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                                  UNDERWRITING

         Centex Securities Incorporated has agreed to offer the units to the public, as our agent, on a "best-efforts, all or none" basis as to 2,500,000 units, which means that no units will be sold unless all 2,500,000 units are sold, and on a "best-efforts" basis as to an additional 625,000 units, at a public offering price of $8.00 per unit. The termination date of this offering will be _____________, 2001, unless we and the underwriter mutually agree to extend such date for up to 60 additional days. All funds received from investors will be deposited in an escrow account with U.S. Bank Trust National Association as escrow holder. Unless U.S. Bank receives subscriptions for 2,500,000 units on of before the termination date, U.S. Bank will promptly return all funds to the investors with interest and without deduction, and the offering will terminate.

         Centex Securities may organize a selling group of selected dealers, who must be members of the National Association of Securities Dealers, Inc., to facilitate the sale of the units. Centex Securities has advised us that it intends to allow the selected dealers a concession of not more than $____ per unit.

         In the event that 2,500,000 units offered hereby are not sold by the termination date of this offering, all subscription proceeds will be returned in full to the subscribers, without interest or deduction. Subscription funds are otherwise nonrefundable during the selling period. All sums collected from subscribers will be held in an escrow account at U.S. Bank Trust National Association, entitled "________________," pending delivery to us or return to investors.

         We have agreed that, if a minimum of 2,500,000 units are sold, we will pay to Centex Securities a commission of ten percent (10%) of the offering price of each unit sold. We have also agreed to pay to Centex Securities a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the offering. We have advanced $55,000 to Centex Securities as part of the expense allowance. In addition to the non-accountable expense allowance, we will be required to pay the expenses of the offering, which we estimate to be approximately $525,000.

         We have also agreed to sell to Centex Securities, simultaneously with the payment to us of the net proceeds of this offering, warrants for $100 in the aggregate, permitting Centex Securities to purchase a number of units equal to 10% of the units sold pursuant to this offering. These underwriter warrants will be exercisable only during the period beginning one year after the date of this prospectus and ending five years after the date of this prospectus.

         The exercise price of the underwriter's warrants is $9.60 per unit. Any profit which may be received from the sale of the underwriter warrants or the securities underlying the underwriter warrants may be deemed to be additional underwriting compensation.

         During the life of the underwriter warrants, the underwriter will be given, at nominal cost, the opportunity to profit from a rise in the market price for our common stock, if any, at the expense of our then-existing stockholders. For the life of the underwriter warrants, we may be deprived of favorable opportunities to procure additional equity capital, if it should be needed for the purpose of our business, as the underwriter may be expected to exercise the underwriter warrants and sell the securities underlying the underwriter warrants at a time when we could be able to obtain equity capital, if then needed, by the sale of additional securities on terms more favorable than those provided in the underwriter warrants.

         The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in respect thereof.

         Before this offering, there has been no public trading market for our either our common stock or our warrants. The initial public offering price of the units and the exercise price of the shares underlying the unit warrants will be determined by negotiations between us and our underwriter, Centex Securities, and does not necessarily relate to our book value, assets, past operating result, financial condition or other established criteria of value. The following factors are among those to be considered in these negotiations:

         o        our history and the prospects of the medical device industry;

         o        an assessment of our management;

         o        past and present earnings and the trend of our earnings;

         o        our prospects for future earnings;

         o        the present state of our development,:

         o the general condition of securities markets at the time of this offering; and

         o the market price of publicly traded stock of comparable companies in recent periods.

         The initial public offering price may not reflect the true market value of our shares, and the market price after the offering is completed may be less than the initial public offering price. As a result, you may be unable to resell the shares you purchase as part of the units at or above the initial public offering price, and you may also be unable to resell the shares issuable upon exercise of the warrants at or above the strike price of the warrants. Further, while we believe that the implied value of Retrac is commensurate with the market capitalization of similarly situated medical device companies, we cannot make any assurance that our market capitalization will remain comparable to such companies.

         In connection with this offering, the underwriter and certain selling group members and their respective affiliates may engage in stabilization transactions effected in accordance with Rule 104 of Regulation M under the Securities and Exchange Act of 1934, pursuant to which these persons may bid for or purchase our common stock for the purpose of stabilizing its market price. The transactions described in this paragraph may not result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. The transactions described in this paragraph are not required, and, if they are undertaken, they may be discontinued at any time.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Newport Beach, California.

                                     EXPERTS

         Our financial statements at December 31, 2000 and for the years ended December 31, 1999 and 2000 appearing in this prospectus and the registration statement have been audited by M.R. Weiser & Co. LLP, independent auditors, as set forth in their report thereon, which contains an explanatory paragraph with respect to the uncertainty surrounding our ability to continue as a going concern, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the Commission, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the Commission and may be obtained at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-732-0330. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

         Upon completion of this offering, we will be required to comply with the information and periodic reporting requirements of the Securities Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms, our web site and the web site of the SEC referred to above. Information on our web site does not constitute a part of this prospectus.

                               INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors.....................................................    F-1

Audited Consolidated Balance Sheet as of December 31, 2000.........................    F-3

Audited Consolidated Statements of Operations for the years ended December 31,
2000 and 1999 and for the period from February 29, 1996 (inception) to
December 31, 2000..................................................................    F-4

Audited Consolidated Statements of Changes in Stockholders' Deficit for the
years ended December 31, 2000 and 1999.............................................    F-5

Audited Consolidated Statements of Cash Flows for the years ended December 31,
2000 and 1999 and for the period from February 29, 1996 (inception) to
December 31, 2000..................................................................   F-11

Notes to Consolidated Financial Statements.........................................   F-13

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Retrac Medical, Inc.
(formerly Re-Track USA, Inc.)

We have audited the accompanying consolidated balance sheet of Retrac Medical, Inc. (a development stage company) (formerly Re-Track USA, Inc.) (the "Company") as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1999 and 2000 and the amounts included in the consolidated cumulative period February 29, 1996 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Retrac Medical, Inc. (a development stage company) (formerly Re-Track USA, Inc.) as of December 31, 2000, and the consolidated results of its operations and its cash flows for the years ended December 31, 1999 and 2000 and the amounts included in the consolidated cumulative period February 29, 1996 (inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, has suffered recurring losses from operations, is unable to currently fund its liabilities and at December 31, 2000, has an accumulated deficit, a stockholders' deficit, negative working capital, is delinquent in the remittance of certain withholding of payroll taxes and has defaulted on certain obligations which, among other things, cause the balances to become due on demand. Furthermore, as set forth in Note 1, the Company has concluded that the implementation of its business plan is dependent on a significant debt or equity financing in the immediate future. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                    ----------------------------
                                                    CERTIFIED PUBLIC ACCOUNTANTS



New York, N.Y.
March 15, 2001, except for the fifth paragraph of
 Note 8G, which is as of May 9, 2001, the second paragraph of Note 10, which is as of April 11, 2001, and the first paragraph of Note 16, which is as of April 25, 2001.

                              RETRAC MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          (FORMERLY RE-TRACK USA, INC.)
                           CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2000


                                     ASSETS

Current assets:
    Cash                                                           $     34,041
    Note receivable                                                      75,000
    Other current assets                                                  9,877
                                                                   -------------
          Total current assets                                          118,918

Equipment and fixtures (less accumulated depreciation of $29,414)        69,481

Deferred offering costs                                                 325,113

Intangible costs (less accumulated amortization of $888,629)            890,971
                                                                   -------------

          Total assets                                             $  1,404,483
                                                                   =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Short-term borrowings                                          $  2,845,500
    Long-term debt, current maturities                                5,646,230
    Accounts payable                                                    692,720
    Accrued liabilities                                               1,413,247
                                                                   -------------
          Total current liabilities                                  10,597,697
                                                                   -------------

Long-term debt, less current maturities                               1,251,746
                                                                   -------------

Commitments, contingencies and other matters

Stockholders' deficit:
   Common stock, at $.01 par value, 25,000,000 shares
      authorized; 8,190,265 shares issued and 3,903,598
      shares outstanding                                                 81,903
   Common stock to be distributed at $.01 par value,
      1,176,447 shares                                                   11,765
   Additional paid-in capital                                         8,601,174
   Deficit accumulated during the development stage                 (16,379,749)
                                                                   ------------
                                                                     (7,684,907)

   Treasury stock 4,286,667 shares at cost                           (2,760,053)
                                                                   -------------
          Total stockholders' deficit                               (10,444,960)
                                                                   -------------

          Total liabilities and stockholders' deficit              $  1,404,483
                                                                   =============

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                                                RETRAC MEDICAL, INC.
                                           (A DEVELOPMENT STAGE COMPANY)
                                           (FORMERLY RE-TRACK USA, INC.)

                                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                       February 29,
                                                                      For The Years Ended             1996 (Date of
                                                                          December 31,                Inception) To
                                                                -------------------------------        December 31,
                                                                     1999             2000                 2000
                                                                -------------     -------------       -------------
Net revenues                                                    $         -0-     $         -0-       $      6,288
                                                                -------------     -------------       -------------

Cost and operating expenses:
    Seller repossession of inventory and cost of sales                                                     352,776
    Salaries, payroll taxes and benefits                             459,218           609,067           1,672,746
    Professional fees                                                460,234         1,023,235           2,358,789
    Loss on abandonment of intangible assets and
       fixed assets                                                                                        441,190
    Depreciation and amortization                                    208,077           209,973           1,011,871
    Patent expense                                                                                         390,000
    Litigation settlements                                           274,744                               356,744
    Other selling, general and administrative costs                  123,659         1,599,387           2,323,097
                                                                -------------     -------------       -------------
                                                                   1,525,932         3,441,662           8,907,213
                                                                -------------     -------------       -------------

Loss from operations                                              (1,525,932)       (3,441,662)         (8,900,925)
                                                                -------------     -------------       -------------

Other income (expense):
    Interest expense                                              (3,031,562)       (4,103,700)         (7,690,573)
    Interest income                                                                      6,750               6,750
    Other income                                                                       204,042             204,999
                                                                -------------     -------------       -------------
                                                                  (3,031,562)       (3,892,908)         (7,478,824)
                                                                -------------     -------------       -------------

Net loss                                                        $ (4,557,494)     $ (7,334,570)       $(16,379,749)
                                                                =============     =============       =============

Basic and diluted loss per share                                $      (0.59)     $      (1.07)
                                                                =============     =============

Weighted average number of
    common shares outstanding
    and to be distributed                                          7,663,656         6,829,251
                                                                =============     =============

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                        F-4

                                                        RETRAC MEDICAL, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                    (FORMERLY RE-TRACK USA, INC.)

                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------
Sale of 4,333,333  shares on
   May 20, 1996 to the
   president as a founder
   ($.015 per share)          4,333,333  $43,333  $   21,667                                                            $    65,000

Issuance of 116,666 shares on
   May 20, 1996 as a bonus to
   officers ($.015 per share)   116,666    1,167         583                                                                  1,750

Issuance of 166,667 shares on
   May 20, 1996 under a
   license agreement ($.015
   per share)                   166,667    1,667         833                                                                  2,500

Sale of 90,000 shares on May
   20, 1996 for reduction of
   a note payable to a related
   party ($.015 per share)       90,000      900         450                                                                  1,350

Sale of 100,000 shares on
   November 12, 1996 for cash
   to a member of the Board
   of Directors ($1.50 per
   share)                       100,000    1,000     149,000                                                                150,000

Issuance of 666,667 shares on
   November 14, 1996 upon
   exercise of option by a
   related party ($.015 per
   share)                       666,667    6,667       3,333                                                                 10,000

Issuance of 70,600 shares on
   November 16, 1996 for legal
   services ($1.875 per share)   70,600      706     131,669                                                                132,375

Sale of 58,333 shares on
   December 16, 1996 for cash
  (41,667 shares for $3.00
   per share and 16,666 for
   $1.50 per share)              58,333      583     149,417                                                                150,000

166,667 shares to be issued
   as a bonus for consulting
   services under an agreement
   dated March 1, 1996 ($.015
   per share)                                            833                            166,667  $ 1,667                      2,500

                                                             (CONTINUED)

                                                                 F-5

                                                        RETRAC MEDICAL, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                    (FORMERLY RE-TRACK USA, INC.)

                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Net loss inception to
   December 31, 1996                                                                                      $   (925,633)    (925,633)
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Balance as of December
   31, 1996                   5,602,266   56,023     457,785                            166,667    1,667      (925,633)    (410,158)

Cancellation on February 16,
   1997 of 70,600 shares
   issued on November 16,
   1996 ($1.875 per share)      (70,600)    (706)   (131,669)                                                              (132,375)

16,667 shares to be issued to
   a former member of the
   Board of Directors as a
   bonus under an agreement
   dated February 16, 1997
   ($3.00 per share)                                  49,833                             16,667      167                     50,000

Sale of 8,333 shares on
   February 25, 1997 for cash
   ($3.00 per share)              8,333       83      24,917                                                                 25,000

Sale of 23,222 shares in
   March 1997 for cash (18,333
   shares for $3.00 per share
   and 4,889 for $2.25 per
   share)                        23,222      232      65,768                                                                 66,000

Issuance of 286,666 shares
   and 150,000 options on
   April 9, 1997 for the
   purchase of patents ($3.00
   per share, $0.24 per
   option)                      286,666    2,867     893,133                                                                896,000

Cancellation on April 1,
   1997 of 50,000 shares
   issued on May 20, 1996
   ($.015 per share)            (50,000)    (500)       (250)                                                                  (750)

Sale of 66,667 shares and
   200,000 warrants on June
   20, 1997 for cash ($1.35
   per share and $.05 per
   warrant)                      66,667      667      99,333                                                                100,000

                                                             (CONTINUED)

                                                                 F-6

                                                        RETRAC MEDICAL, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                    (FORMERLY RE-TRACK USA, INC.)

                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Issuance of 66,667 shares on
   July 1, 1997 for
   distribution agreement
   ($3.00 per share) valued
   per agreement                 66,667      667     199,333                                                                200,000

Net loss - December 31, 1997                                                                                (1,710,203)  (1,710,203)
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Balance as of December
   31, 1997                   5,933,221   59,333   1,658,183                            183,334    1,834    (2,635,836)    (916,486)

283,333 shares to be issued
   under a retainer agreement
   for legal services, dated
   February 10, 1998 to a
   related party ($.015 per
   share)                                              1,417                            283,333    2,833                      4,250

Issuance of 40,000 shares on
   July 1, 1998 for settlement
   of an obligation ($.015
   per share)                    40,000      400         200                                                                    600

Issuance of 593,333 shares on
   July 1, 1998 to a member
   of the Board of Directors
   for a loan to the Company
   ($.015 per share)            593,333    5,933       2,967                                                                  8,900

Issuance of 66,667 shares on
   July 1, 1998 for purchase
   of patents ($.015 per
   share)                        66,667      667         333                                                                  1,000

Cancellation of April 9, 1997
   purchase of patents and
   reacquisition of shares
   on December 11, 1998                             (860,000)   286,667  $      (300)                                      (860,300)

Net loss - December 31, 1998                                                                                (1,851,849)  (1,851,849)
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Balance as of December
   31, 1998                   6,633,221   66,333     803,100    286,667         (300)   466,667    4,667    (4,487,685)  (3,613,885)

                                                             (CONTINUED)

                                                                 F-7

                                                        RETRAC MEDICAL, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                    (FORMERLY RE-TRACK USA, INC.)

                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------
Issuance of 166,711 shares
   under an agreement dated
   July 7, 1999 to an
   individual to join the
   Board of Directors ($.015
   per share)                   166,711    1,667         833                                                                  2,500

Issuance of 133,333 shares to
   a member of the Board of
   Directors on September 1,
   1999 to extend a loan
   ($1.50 per share)            133,333    1,333     198,667                                                                200,000

100,000 shares to two
   Vice-Presidents of the
   Company as a bonus under a
   consulting agreement, dated
   September 1999 ($1.50 per
   share)                                            149,000                            100,000    1,000                    150,000

133,334 shares as a bonus for
   signing a consulting
   contract signed in January
   1999 ($.015 per share)                                667                            133,334    1,333                      2,000

366,667 shares as a signing
   bonus to three members of
   the Board of Directors,
   signed on January 4, April
   1, and July 7, 1999 ($.015
   per share)                                          1,833                            366,667    3,667                      5,500

143,333 shares as a bonus for
   accepting employment ($.015
   per share) including 76,667
   shares to a member of the
   Board of Directors, dated
   March 15 and April 1, 1999                            717                            143,333    1,433                      2,150

                                                             (CONTINUED)

                                                                 F-8

                                                        RETRAC MEDICAL, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                    (FORMERLY RE-TRACK USA, INC.)

                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

28,115 shares for signing
   settlement agreements dated
   April 1, and June 1, 1999
   ($.015 per share) including
   26,333 shares to a former
   officer                                               141                             28,115      281                        422

141,753 shares to note
   holders for restructuring
   notes payable dated
   February 10,
   1999 ($.015 per share)                                708                            141,753    1,418                      2,126

85,969 shares to note
   holders for restructuring
   notes payable dated
   August 1,
   1999 ($1.50 per share)                            128,094                             85,969      860                    128,954

285,875 shares to note holders
   for issuing 12% unsecured
   promissory notes ($8.00
   per share)                                      2,284,141                            285,875    2,859                  2,287,000

Net loss - December 31, 1999                                                                                (4,557,494)  (4,557,494)
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Balance - December 31, 1999   6,933,265   69,333   3,567,901    286,667         (300) 1,751,713   17,518    (9,045,179)  (5,390,727)

33,334 shares to be issued
   for services under a
   settlement agreement dated
   January 18, 2000 ($1.95 per
   share)                                             64,667                             33,334      333                     65,000

200,000 shares to be issued
   as a signing bonus to two
   members of the Board of
   Directors, appointed in
   January 2000 ($6.00 per
   share)                                          1,198,000                            200,000    2,000                  1,200,000

669,667 shares distributed in
   April 2000                   669,667    6,697                                       (669,667)  (6,697)

                                                             (CONTINUED)

                                                                 F-9


                                                        RETRAC MEDICAL, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                    (FORMERLY RE-TRACK USA, INC.)

                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

425,500 shares to note holders
   for issuing 12% unsecured
   promissory notes ($8.00
   per share)                                     3,399,745                            425,500    4,255                  3,404,000

18,900 shares to be issued
   under consulting agreement
   dated July 2, 2000 ($8.00
   per share)                                       151,011                             18,900      189                    151,200

Issuance of 4,000 shares
   under a consulting
   agreement dated July 12,
   2000 ($8.00 per share)        4,000       40      31,960                                                                 32,000

Purchase of treasury stock
   and issuance of stock
   option under agreement
   dated August 17, 2000 with
   former president                                 187,890  4,000,000   (2,759,753)                                    (2,571,863)

583,333 shares distributed
   in July 2000                583,333    5,833                                       (583,333)  (5,833)

Net loss December 31, 2000                                                                                 (7,334,570)  (7,334,570)
                             ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------
Balance - December 31, 2000  8,190,265  $81,903  $8,601,174  4,286,667  $(2,760,053) 1,176,447  $11,765  $(16,379,749) $(10,444,960)
                             ========== ======== =========== ========== ============ ========== ======== ============= ============

NOTE: The above statement gives retroactive effect to a 2 for 3 reverse stock split occurring on September 7, 2000.

                       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                                F-10

                                                RETRAC MEDICAL, INC.
                                           (A DEVELOPMENT STAGE COMPANY)
                                           (FORMERLY RE-TRACK USA, INC.)

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                       February 29,
                                                                      For The Years Ended             1996 (Date of
                                                                          December 31,                Inception) To
                                                                -------------------------------        December 31,
                                                                     1999             2000                 2000
                                                                -------------     -------------       -------------
Cash flows from operating activities:
   Net loss                                                     $ (4,557,494)     $ (7,334,570)       $(16,379,749)
   Adjustments to reconcile net loss
     to net cash used in operating activities:
       Patent expense                                                                                      390,000
       Loss on abandonment of intangible assets
         and fixed assets                                                                                  441,190
       Depreciation and amortization                                 208,077           209,973           1,011,871
       Seller repossession of inventory                                                                    250,000
       Stock issued for services                                     182,572         1,383,200           1,632,422
       Noncash interest expense                                    2,674,466         3,534,716           6,209,782
       Gain on settlement of notes and accounts payable                               (204,042)           (204,042)
       Changes in operating assets and liabilities:
          (Increase) in other current assets                                            (9,877)             (9,877)
          Increase in inventory                                                                            (88,000)
          Increase in accounts payable                                 3,053           247,001             922,743
          Increase in accrued liabilities                            480,708           919,966           2,344,589
                                                                -------------     -------------       -------------
Net cash used in operating activities                             (1,008,618)       (1,253,633)         (3,479,071)
                                                                -------------     -------------       -------------

Cash flows from investing activities:
   Issuance of note receivable                                                         (75,000)            (75,000)
   Purchase of equipment and fixtures                                                  (57,009)           (121,044)
   Purchase of license agreement and patents                                           (10,000)           (222,600)
                                                                -------------     -------------       -------------
Net cash used in investing activities                                                 (142,009)           (418,644)
                                                                -------------     -------------       -------------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                                                  491,000
   Purchase of treasury stock                                                                                 (300)
   Payments on notes payable                                         (27,442)         (185,894)           (311,028)
   Proceeds from notes payable                                     1,274,750         1,702,000           4,077,197
   Deferred offering costs                                                            (325,113)           (325,113)
   Deposits in escrow fund                                           (93,722)           93,722
                                                                -------------     -------------       -------------
Net cash provided by financing activities                          1,153,586         1,284,715           3,931,756
                                                                -------------     -------------       -------------

Net (decrease) increase in cash                                      144,968          (110,927)             34,041

Cash at beginning of year                                                              144,968
                                                                -------------     -------------       -------------

Cash at end of year                                             $    144,968      $     34,041        $     34,041
                                                                =============     =============       =============

                                                    (CONTINUED)

                                                       F-11

                                                RETRAC MEDICAL, INC.
                                           (A DEVELOPMENT STAGE COMPANY)
                                           (FORMERLY RE-TRACK USA, INC.)

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    (CONCLUDED)

                                                                                                       February 29,
                                                                      For The Years Ended             1996 (Date of
                                                                          December 31,                Inception) To
                                                                -------------------------------        December 31,
                                                                     1999             2000                 2000
                                                                -------------     -------------       -------------
Supplemental disclosure of cash flow information:
  Cash paid during the year/period for:
     Interest                                                   $     94,384      $     64,776        $    196,016
                                                                =============     =============       =============

Supplemental disclosures of noncash financing and investing activities:

         Period from February 29, 1996 (date of inception) to December 31, 1996:

         1.       Purchase of license agreement through assumption of notes payable for $1,830,370 and issuance of
                  166,667 shares of Common Stock for $.015 per share.
         2.       Issuance of 4,333,333 shares of Common Stock to the president of the Company as a founder valued at $65,000.
         3.       Reduction of notes payable for $11,350 for issuance of 756,667 shares of Common Stock.

         Year ended December 31, 1997:

         1.       Purchase of inventory through assumption of a noninterest bearing note of $162,000.
         2.       Purchase of distribution rights and patents in exchange for 353,333 shares and 150,000 options of
                  Common Stock ($1,096,000).

         Year ended December 31, 1999:

         1.       Reclassification of accrued interest of $460,502 to principal balance of debt.

         Year ended December 31, 2000:

         1.       Reduction of accounts payable for issuance of 33,334 shares of common stock ($65,000) and by settlement of $165,023.
         2.       Purchase of treasury stock, recorded at a cost of $2,759,753, upon issuance of options with an estimated fair value in the amount of $187,890, issuance of a note payable at a discounted present value of $3,030,684 and waiver of accrued compensation in the amount of $458,821.

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                       F-12

                              RETRAC MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          (FORMERLY RE-TRACK USA, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         OPERATIONS:

         Retrac Medical, Inc. (the "Company") (formerly Retrack USA, Inc.), a development stage company, was incorporated in the state of Delaware on February 29, 1996. The Company is a medical technology company that plans to market a range of high quality, patented safety syringes for use by health care professionals, medical institutions and other end users.

         On May 31, 2000, the Company changed its name to Retrac Medical, Inc.

         FINANCIAL CONDITION:

         The Company has not commenced revenue producing activities, and, accordingly, is considered in the development stage. Since inception, the Company has incurred recurring losses from operations, and is unable to currently fund its liabilities, has an accumulated deficit of approximately $16.4 million, a stockholders' deficit of approximately $7.7 million and negative working capital of approximately $10.5 million at December 31, 2000, and has limited financial resources. In addition, the Company is delinquent in the remittance of certain withholding of payroll taxes and has defaulted on certain obligations which has caused them to be due on demand. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

         The implementation of the Company's business plan is dependent on a significant debt or equity financing event in the immediate future. The Company continues to work both directly and through its consultants to secure such financing which is required to develop operations while a significant recurring revenue stream is developed. There can be no assurance that the Company will be successful with its efforts to raise additional capital. The inability of the Company to secure additional financing in the near term could adversely impact the Company's business, financial position and prospects.

         In addition, see "Risks and Uncertainties" below.

         The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

         RISKS AND UNCERTAINTIES:

         The Company is in the development stage and does not have an operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the business of exploiting medical supplies patents. These risks and uncertainties include, but are not limited to, the following: the competitive nature of the business and the potential for competitors with greater resources to enter such business; the Company's limited operating history and need for additional financing; consumer acceptance of the safety syringes; patents infringement; rapid technological change in the medical supply industry; governmental regulation and legal uncertainties, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be recoverable.

         BASIS OF CONSOLIDATION:

         The consolidated financial statements include the accounts of the Company and its 95% owned subsidiary FX USA, Inc. and its 80% owned subsidiary Health Watch, Inc. Both FX USA, Inc. and Health Watch, Inc. are dormant companies. All significant intercompany balances and transactions have been eliminated.

         USE OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates used.

         CASH EQUIVALENTS:

         The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

         The Company maintains its cash balances with certain financial institutions. Accounts at the institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has at times cash and cash equivalent balances with financial institutions in excess of FDIC limits.

         EQUIPMENT AND FIXTURES:

         Equipment and fixtures are stated at cost and depreciated on a straight-line basis over five and seven years.

         DEFERRED OFFERING COSTS:

         In connection with the proposed public offering, the Company has and will continue to incur certain costs associated with this offering. These costs will be deferred and offset against the proceeds from the sale of the securities, if the offering is successful, or charged to operations, if the offering is unsuccessful.

         INTANGIBLE ASSETS:

         Intangible assets consist of a series of patents to be used for safety syringes and a license agreement for a needle-free infusion system and connector for the injection of medication into an intravenous attachment. Costs incurred to establish and acquire such patents and license agreements are capitalized. The patents and license agreement are carried at cost less accumulated amortization calculated on the straight-line basis over the remaining life of the assets ranging from 4.5-9 years.

         LONG-LIVED ASSETS:

         The Company's policy is to evaluate long-lived assets and certain identifiable intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This evaluation is based on a number of factors, including expectations for operating income and undiscounted cash flows that will result from the use of such assets. At December 31, 2000, the Company has not identified any such impairment of assets.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The carrying value of the Company's financial instruments, including note receivable, accounts payable, accrued liabilities and current maturities of long-term debt, approximates the fair values due to their relatively short maturities.

         The fair value of each of the Company's long-term debt instruments is based on the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity. The carrying amounts approximate the estimated fair value at December 31, 2000. No consideration is given to liquidity issues in valuing the long-term debt.

         STOCK-BASED COMPENSATION:

         The Company applies Statement of Financial Accounting Standards No. ("SFAS") 123 "Accounting for Stock Based Compensation," in accounting for stock-based compensation. As permitted by SFAS No. 123, the Company applies Accounting Principles Board Opinion No. 25 and related interpretations for expense recognition.

         ADVERTISING COSTS:

         Advertising costs are expensed as incurred.

         RESEARCH AND DEVELOPMENT COSTS:

         Research and development costs are expensed as incurred. During the years ended December 31, 1999 and 2000, amounts charged to research and development amounted to $2,040 and $36,627, respectively.

         START-UP COSTS:

         In June 1998, the Company adopted Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities." Start-up activities include (i) one-time activities relating to the introduction of a new product or service, conducting business in a new territory, conducting business with a new class of customer or commencing a new operation and
         (ii) organization costs. Start-up activities are expensed as incurred.

         EARNINGS (LOSS) PER SHARE:

         The Company has adopted SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share excludes dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding and to be distributed for the period.

         Diluted earnings (loss) per share is computed by dividing earnings
         (loss) available to common shareholders by the weighted average number of common shares outstanding and to be distributed for the period adjusted to reflect potentially dilutive securities. Due to losses, the options, warrants, convertible debt and contingently issuable shares are not included in the computation of diluted earnings (loss) per share because the effect would be to reduce the loss per share.

         INCOME TAXES:

         At December 31, 2000, the Company has available approximately $8,566,000 of unused operating loss carryforwards that may be applied against future taxable income, if any, and that expire in various years from 2016 to 2020. Since the "more likely than not" criteria of SFAS 109 was not met at December 31, 2000 the valuation allowance of $3,426,000 was equal to the deferred tax asset.

         The availability of the net operating loss carryforwards to offset income in future years, if any, may be limited by Internal Revenue Code
         Section 382 as a result of certain changes in ownership that may occur in the future.

         INVENTORY:

         In 1998, the Company wrote off the carrying amount (approximately $245,000) of its inventory because the seller took possession of the inventory. As of December 31, 2000, the Company is in the process of suing the seller to recover the value of the inventory and damages.

         NEW PRONOUNCEMENTS:

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Financial Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In June 2000, the FASB issued SFAS No. 138 which amends SFAS 133. The Company will adopt SFAS 133 and 138 in the fiscal year ending December 31, 2001. The impact of adopting SFAS 133 and 138 on the Company's reported results of operations or financial position has not been determined.

         In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is not a rule or interpretation of the SEC; however, it represents interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws. At the time the Company commences revenue producing activities, it intends to fully comply with the interpretations outlined in SAB 101.

2.       NOTE RECEIVABLE:

         On June 15, 2000, the Company loaned $75,000 to the inventor and licensor of the patents and his company. The note bears interest at 18% per annum and is payable on demand. The note is collateralized by the four patents underlying the license agreement for the needle-free infusion system (see Note 3d.).

3.       LICENSE AGREEMENTS, PATENTS AND OTHER DISTRIBUTION AGREEMENTS:

         a. In 1996, the Company entered into a License Agreement with the inventor and his company (the "Licensor") for the exclusive rights to exploit the patents of various medical devices including retractable hypodermic and dental syringes. The License Agreement initially provided for a license fee of $4,000,000. As partial payment, the Company assumed various debt obligations of the Licensor totaling $1,830,370. In addition, the Company issued 166,667 shares of its Common Stock valued at $.015 per share to the licensor. The license agreement was recorded at the estimated fair value of the assumed debt, plus cash paid ($12,600) and Common Stock issued, for a total of $1,845,470.

                  In 1998, the Company paid an additional $200,000, returned two of the licenses to the licensor in exchange for the outright ownership of the patents and issued an additional 66,667 shares of its Common Stock valued at $.015 per share for legal fees paid on behalf of the licensor, in full settlement of the 1996 license agreement. The shares carry piggyback registration rights. As a result of this additional consideration and modifications, the adjusted cost of the two remaining patents amounted to $1,769,600.

         b. In June 1997, the Company entered into a Stock Purchase Agreement and a Distribution Agreement to sell certain lubricant products which were owned by a subsidiary. As consideration for the Distribution Agreement, the Company issued 66,667 shares of its Common Stock valued at $3.00 per share. In addition, in connection with the Stock Purchase Agreement, the Company issued 66,667 shares of its Common Stock valued by the agreement at $1.35 per share and 200,000 Warrants valued at $10,000 with an exercise price of $1.00 per share. The Warrants expired unexercised in June 1999.

                  During 1997, the Company purchased inventory valued at $250,000 for $88,000 in cash and a noninterest bearing promissory note in the principal amount of $162,000. (See Note 8F.) In January 1998, the Distribution Agreement was terminated. The Company wrote off the inventory and distribution rights.

         c. In April 1997, a subsidiary of the Company entered into an Asset Purchase Agreement for certain trademarks and patents. The Company issued 286,666 shares of its Common Stock valued at $3.00 per share and 150,000 options valued at $0.24 per share for a total value of $896,000 to the Seller. In December 1998, the Company repurchased the shares for $300, returned the trademarks and patents and reversed the transaction by reversing $860,000 of the cost of the patents which were originally recorded in 1997 and expensing the remaining balance associated with the patents of $36,000. The options were cancelled in February 2000 by entering into a mutual general release agreement.

         d. On June 15, 2000, the Company entered into a License Agreement with the inventor and his company for the worldwide exclusive rights to exploit certain patents for a needle-free infusion system and connector for the injection of medication into an intravenous attachment.

                  The License Agreement provided for a license fee of $1,725,000 payable within 30 days of an Initial Public Offering ("IPO") as follows: $375,000 cash and restricted Common Stock valued at $1,350,000. In addition, the Company shall pay the licensor 9% of the gross profit as defined in the License Agreement during the first 5 years and 8% thereafter.

                  The Company believes that it does not have a liability at December 31, 2000 nor will the Company have a liability if the IPO is not successful. Accordingly, at December 31, 2000, the Company has recorded the license agreement at zero cost since the Company has not given any monetary or other consideration for it. The Company will record the cost of the license agreement and the liabilities at the date an IPO is completed.

         4.       EQUIPMENT AND FIXTURES:

                  Equipment and fixtures at December 31, 2000, consists of the following:

                           Equipment and fixtures          $ 48,895
                           Molds                             50,000
                                                           ---------
                                                             98,895
                           Less accumulated depreciation    (29,414)
                                                           ---------

                                                           $ 69,481
                                                           =========

5.       INTANGIBLE COSTS:

         Intangible costs at December 31, 2000 consist of the following:

           Patents                                              $ 1,779,600

           Less accumulated amortization                           (888,629)
                                                                ------------

                                                                $   890,971
                                                                ============

6.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

         Accounts payable at December 31, 2000 consist of the following:

           Payable to related parties                           $   194,515
           Payable to a former member of the Board
               of Directors                                          14,700
           Payable to others                                        483,505
                                                                ------------

                                                                $   692,720
                                                                ============

       Accrued liabilities at December 31, 2000, consist of the following:

           Accrued compensation:
              Payable to members of the Board of
                 Directors                                      $   118,720
              Other employees                                         2,615
                                                                ------------
                                                                    121,335
                                                                ------------

           Payroll taxes, past due                                  141,983
                                                                ------------

           Accrued interest:
              Payable to related parties                             66,609
              Payable to others                                     793,820
                                                                ------------
                                                                    860,429
                                                                ------------
           Other liabilities:
               Payable to related parties                           289,500
                                                                ------------
                                                                $ 1,413,247
                                                                ============

7.       SHORT-TERM BORROWINGS:

         In 1999 and 2000, the Company issued 22.87 and 34.04 units, respectively, at a purchase price of $50,000 per Unit. Each Unit consists of a $50,000 unsecured promissory note ("Notes") and the right to have shares of the Company's Common Stock issued upon repayment of the Notes. Principal and interest at 12% per annum is payable at the earlier of nine months from the date of issuance or the completion of an IPO. In the case of default, the Notes become immediately due and payable and bear interest from default date at a rate of 15% per annum.

         Upon repayment of the Notes, the Company will issue shares of the Company's Common Stock contingent upon the close of an IPO. The Company and its legal counsel, based on representations of the Company's management, believe that the Company does not have any liability other than the contingent issuance of the aforementioned shares. The number of shares to be issued is computed by dividing the principal amount of the Notes by 50% of the IPO per share price. The estimated balance of these shares based on the anticipated IPO price of $8.00 per share has been recorded as additional interest expense and stockholders' equity in the period the units were issued. The Company has recorded an increase in interest expense for the years ended December 31, 1999 and 2000 of $2,287,000 and $3,404,000, which includes $150,000 for non-U.S.
         persons (see below). The issued shares will be restricted securities. The stockholder will have one demand registration right with respect to the shares and have unlimited "piggyback" registration rights at the Company's expense.

         Included in the 2000 unit issuances were an aggregate of 1.5 units to two non-U.S. persons in exchange for an aggregate of $75,000 in cash, sold pursuant to Regulation S under the 1933 Act. The notes entitle the non-U.S. persons to receive, for no additional consideration, 18,750 shares of the Company's Common Stock issued. The Company recorded interest expense of $150,000 using an estimated IPO price of $8.00 per share.

         At December 31, 2000, the notes included $176,000 payable to related parties, a director and a relative of an officer (director).

         Certain notes which were in default were extended for an additional period of nine months. Notes in the principal amount of $795,000 are in default as of December 31, 2000, and additional notes in the principal amount of $442,000 are in default subsequent to December 31, 2000.

         An additional 10 units totaling $500,000 were issued subsequent to December 31, 2000. In connection with such issuances, the Company will record a charge to interest expense of $1,000,000 for the three-month period ending March 31, 2001.

8.       LONG-TERM DEBT:

         Long-Term debt at December 31, 2000, consist of the following:

          A.   12% Unsecured  Note Payable to a related  party,  due on May
                  31, 2001                                                            $   216,122

          B.   7% Unsecured  Convertible Notes Payable to individuals,  due
                  2002                                                                    131,250

          C.   12% Unsecured  Convertible  Promissory Notes to individuals,
                  due July 2001                                                           565,000

          D.   8% Unsecured  Convertible  Promissory  Notes to individuals,
                  due July 2001                                                           414,400

          E.   7% Unsecured  Convertible  Units Payable to  individuals,  due
                  February 2001                                                         2,009,538

          F.   Noninterest  bearing Note Payable to a  corporation,  due June
                  2001                                                                    162,000

          G.   Loan and  Security  Agreement,  payable to a  Director  of the
                  Company, due but unpaid 2000                                            238,266

          H.   Unsecured   Note   Payable   to  former   president,   due  in
                  installments  through 2002 (net of  unamortized  discount
                  of $338,600)                                                          3,161,400
                                                                                      ------------
                                                                                        6,897,976
               Long-term  debt,  current  maturities   (including  debt  to
                  related parties at December 31, 2000 of $2,495,292)                   5,646,230
                                                                                      ------------

               Long-term  debt   (including  debt  to  related  parties  at
                  December 31, 2000 of $1,120,496), less current maturities           $ 1,251,746
                                                                                      ============

         Following are maturities of long-term debt at December 31, 2000 for each of the years in which the debt matures:

                  2001                                                                $ 5,646,230
                  2002                                                                  1,251,746

         On September 7, 2000, the Company effected a two-for-three reverse stock split of common stock. All per share amounts relating to outstanding notes, warrants and options herein have been restated to reflect the split.

A.       12% Unsecured Note Payable:

         In June 1996, the Company issued an unsecured promissory note in the principal amount of $555,000 to a related party with minimum annual principal and interest payments of $50,000. The note bears interest at 12% per annum and is due on May 31, 2001 or within 15 days of completion of an initial public offering ("IPO") that provides for a minimum net proceeds of $5,000,000 to the Company. In addition, the Company issued 90,000 shares of its Common Stock, and an option to purchase 666,667 of its Common Stock, for $0.015 per share for a period of one year. Payment of the price on the option shall be made by reduction of the principal balance of the note. The note holder exercised this option on November 14, 1996.

B.       7% Unsecured Convertible Notes Payable:

         During 1999, the Company issued 5.25 Units at a purchase price of $25,000 per Unit. Each Unit consists of a $25,000 unsecured convertible promissory note ("Notes"), convertible under certain conditions into shares of Common Stock of the Company and a Warrant. Principal and interest at 7% per annum are due in 2002. The Notes are convertible into shares of Common Stock, at the option of the holder anytime during the six-month period following the effective date of a registration statement. The number of shares is computed by dividing the outstanding principal and interest by 50% of the IPO price on the cover page of the Company's prospectus.

         The Company believes it has complied with the Consensus relating to issue No. 98-5 and 00-27 of the FASB's Emerging Issues Task Force ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratios") which addresses a beneficial conversion feature often associated with the accounting for the issuance of convertible securities. The note is not convertible at the commitment date; however, it will become convertible and that conversion feature will be beneficial if an IPO is completed. The intrinsic value of the beneficial conversion feature calculated at the commitment date using the stock price as of that date is $131,250. In addition, the notes provide for conversion of the outstanding interest. The intrinsic value of the beneficial conversion feature related to the outstanding interest at December 31, 2000 is $13,710. The total intrinsic value of the beneficial conversion feature will be charged to interest expense and increase in additional paid-in capital at the date that an IPO is completed.

         The Warrants represent the right to purchase shares of the Company's Common Stock. The number of shares the Warrant holder is entitled to purchase is computed by dividing the aggregate purchase price per Unit ($25,000) by 50% of the IPO per share price; the exercise price of the Warrant is 120% of the IPO per share price. The Warrants expire two years following the IPO date. The Warrants are not exercisable unless and until the Company completes an IPO. The Warrants have anti-dilution provisions after the completion of an IPO and certain rights in the event of reorganization of the Company. The estimated fair value of the Warrants were $-0- at date of issuance.

C.       12% Unsecured Convertible Promissory Notes:

         During 1997 through 1998, the Company issued 12% unsecured convertible promissory notes ("12% Notes") with a face amount of $458,000. Principal and interest were due two years from date of issuance. The 12% Notes including unpaid interest were intended to be convertible, during the three-month period following the effective date of a registration statement, at a rate of one Unit for each $1.50 of debt. Each Unit consisted of one share of the Company's Common Stock and a Common Stock purchase option ("Option").

         The Option represented the right to purchase one share of the Company's Common Stock, for an 18-month period from the completion of an IPO, at an exercise price of $4.50 per share. The number of shares is computed by dividing the aggregate Unit price by amounts ranging from $1.50 to $2.25. The estimated fair value of the Options were $-0- at date of issuance.

         In August 1999, all of the 12% Notes, some which were past due, were restructured and Units were issued. The Units consist of a $10,000 convertible unsecured promissory note ("Replacement Notes") and Warrant. The principal balance of the Replacement Notes were increased to reflect the principal balance of the 12% Notes plus $107,000 of adjusted accrued interest. In addition, the Company agreed to issue 59,669 shares of Common Stock fair valued at $1.50 per share to the note holders in order to induce them to extend the due date. These shares are "restricted securities" as such term is defined under the Securities Act of 1933, as amended (the "1933 Act"). In addition, each holder of these shares has agreed that, in the event the Company attempts to complete an initial public offering, such holder may be required to enter into a "lock-up" agreement with the underwriter of the initial public offering and the Company whereby the holder would agree to refrain from selling the shares for a specified period. Interest in the amount of $89,504 was recorded in connection with the intended issuance of the shares. Principal and interest at 12% per annum on the Replacement Notes is due in 2001. The Replacement Notes are convertible, during the three-month period following the effective date of registration, into Common Stock at prices ranging from $1.50 to $2.25 per share. The number of shares is computed by dividing the outstanding principal and interest by amounts ranging from $1.50 to $2.25. At December 31, 2000, the shares of Common Stock had not been issued and were recorded in Stockholders' Deficit as Common Stock to be distributed. The shares were issued on January 2, 2001.

         The Company believes it has complied with the Consensus relating to issue No. 98-5 and 00-27 of the FASB's Emerging Issues Task Force ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios") which addresses a beneficial conversion feature often associated with the accounting for the issuance of convertible securities. The Company has not recorded such a beneficial conversion feature with respect to these convertible notes since, in the opinion of the Company, the conversion feature was greater than or equal to the fair value of the Common Stock on the date of commitment.

         The Warrants are issued with the same terms as the original Options. The Warrants have antidilution provisions and certain rights in the event of reorganization of the Company. The estimated fair value of the Warrants were $-0- at the date of issuance.

D.       8% Unsecured Convertible Promissory Notes:

         During 1997 through 1998, the Company issued 8% unsecured convertible promissory notes ("8% Notes") with a face amount of $425,500. Principal and interest are due two years from date of issuance. The 8% notes are convertible, during the three-month period following the effective date of a registration statement, into Units at a price of $3.00 per Unit. Each Unit is to consist of one share of the Company's Common Stock and a Common Stock purchase option ("Option"). The number of Units to be issued is computed by dividing the outstanding principal and interest by $3.00.

         The Option provides for the right to purchase one share of the Company's Common Stock, for a six-month period from the completion of an IPO, at an exercise price of $10.50 per share. The estimated fair value of the Options were $-0- at date of issuance.

         In August 1999, $320,000 of the $425,500 8% Notes, some of which were past due, were restructured and Units were issued. The Company issued
         31.6 Units each of which consist of a $10,000 unsecured 8% promissory note ("Replacement Notes") and a Warrant. Principal and interest are due, based on the date of issuance, commencing in July 2001. The Replacement Notes are convertible, during the three-month period following the effective date of a registration statement, into Common Stock at a conversion price of $3.00 per share. The number of shares is computed by dividing the outstanding principal and interest by $3.00. The principal balance of the Replacement Notes was increased to reflect the principal balance of the 8% Notes plus $64,400 of adjusted accrued interest. In addition, the Company agreed to issue 26,300 shares of Common Stock, recorded at an estimated fair value of $1.50 per share to the note holders in order to induce them to extend the due date. These shares are "restricted securities" as such term is defined under the Securities Act of 1933, as amended (the "1933 Act"). In addition, each holder of these shares has agreed that, in the event the Company attempts to complete an initial public offering, such holder may be required to enter into a "lock-up" agreement with the underwriter of the initial public offering and the Company whereby the holder would agree to refrain from selling the shares for a specified period. Interest in the amount of $39,450 was recorded in connection with the intended issuance of the shares. At December 31, 2000, the shares of Common Stock had not been issued and were recorded in Stockholders' deficit as Common Stock to be distributed. The shares were issued on January 2, 2001.

         The Company believes it has complied with the Consensus relating to issue No. 98-5 and 00-27 of the FASB's Emerging Issues Task Force ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios") which addresses a beneficial conversion feature often associated with the accounting for the issue of convertible securities. The Company has not recorded such a beneficial conversion feature with respect to these convertible notes since, in the opinion of the Company, the conversion feature was greater than the fair value of the Common Stock on the date of commitment.

         The Warrants represent the right to purchase 128,133 shares of the Company's Common Stock, for a six-month period from the completion of an IPO, at an exercise price of $10.50 per share. The number of shares is computed by dividing the aggregate Unit purchase price by $3.00. The Warrants are not exercisable unless the Company completes an IPO. The Warrants have antidilution provisions and certain rights in the event of reorganization of the Company. The estimated fair value of the Warrants were $-0- at the date of issuance.

         Notes in the principal amount of $30,000 were not restructured, are in default and have been recorded as a current liability at December 31, 2000. During the year ended December 31, 2000, certain notes which were not restructured in the original principal amount of $60,000 and accrued interest of $12,019 were settled for $33,000. The difference $39,019 is included in other income in 2000 (see Note 12). In addition, $5,500 of the 8% Notes were settled and 1,782 shares were to be distributed in accordance with the settlement agreement.

E.       7% Unsecured Convertible Units:

         During 1996, the Company assumed certain debt of Safe Tech Medical Products, Inc. as partial payment under certain licensing agreements. The Company issued 168.23 Units at a price of $10,000 per Unit. Each Unit consisted of a $10,000 unsecured promissory note ("7% Notes") convertible under certain conditions into shares of Common Stock of the Company and a Warrant. Principal and interest at 7% per annum were due in 1998.

         The 7% Notes were convertible into shares of Common Stock, at the option of the holder, at any time during the six-month period following the effective date of a registration statement. The number of shares were computed by dividing the outstanding principal and interest by 2/3 of the IPO price on the cover page of the Company's prospectus.

         In February 1999, $1,543,779 of the $1,682,317 7% Notes, some of which were past due, were restructured and new units were issued. The Company issued 154.4 Units which consist of a $10,000 convertible unsecured promissory note ("Replacement Notes") and a Warrant. Principal and interest at 7% per annum is due in 2001. The Replacement Notes are convertible, during the six-month period following the effective date of a registration, into Common Stock. The conversion price is 2/3 of the IPO price per share and the number of shares is computed by dividing the outstanding principal and interest by 2/3 of the IPO per share price. The principal balance of the Replacement Notes was increased to reflect the principal balance of the 7% Notes plus $327,221 of adjusted accrued interest. In addition, the Company agreed to issue 141,753 shares (recorded at an estimated fair value of $.015 per share) of the Company's Common Stock to the note holders in order to induce them to extend the due date. These shares are "restricted securities" as such term is defined under the Securities Act of 1933, as amended (the "1933 Act"). In addition, each holder of these shares has agreed that, in the event the Company attempts to complete an initial public offering, such holder may be required to enter into a "lock-up" agreement with the underwriter of the initial public offering and the Company whereby the holder would agree to refrain from selling the shares for a specified period. Interest expense in the amount of $2,126 was recorded in connection with the intended issuance of the shares. At December 31, 2000, the shares of Common Stock had not been issued and were recorded in Stockholders' deficit as Common Stock to be distributed. The shares were issued on January 2, 2001.

         The Company believes it has complied with the Consensus relating to issue No. 98-5 and 00-27 of the FASB's Emerging Issues Task Force ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios") which addresses a beneficial conversion feature often associated with the accounting for the issuance of convertible securities. The note is not convertible at the commitment date; however, it will become convertible and that conversion feature will be beneficial if an IPO is completed. The intrinsic value of the beneficial conversion feature calculated at the commitment date using the stock price as of that date is $1,004,769. In addition, the notes provide for conversion of the outstanding interest. The intrinsic value of the beneficial conversion feature related to the outstanding interest at December 31, 2000 is $144,346. The total intrinsic value of the beneficial conversion feature will be charged to interest expense and increase in additional paid-in capital at the date that an IPO is completed.

         The Warrants represent the right for each warrant holder to purchase the Company's Common Stock. The number of shares underlying each Warrant is computed by dividing the aggregate Unit purchase price of the initial warrant holder by 2/3 of the IPO price; the exercise price is 120% of the IPO per share price. The Warrants expire two years following the IPO date. The Warrants have antidilution provisions after the completion of an IPO and certain rights in the event of reorganization of the Company. The estimated fair value of the Warrants were $-0- at date of issuance.

         Notes in the principal amount of $138,538 were not restructured and have been recorded as a current liability at December 31, 2000 including $63,538 which are in default. Subsequent to December 31, 2000, notes in the principal amount of $2,009,538 are in default.

F.       Noninterest Bearing Note:

         In June 1997, the Company issued a noninterest bearing promissory note, collateralized by the inventory stored, at that time, in Canada (see
         Note 3b), in the amount of $162,000 due in 1999. In 1999, the Company restructured the note and received an extended due date. Principal payment is due on June 26, 2001. The note holder has the right to demand that the full outstanding balance of the promissory note be paid within 30 days of an IPO or upon the Company obtaining private financing of at least $3,000,000.

G.       Loan and Security Agreement:

         In July 1998, the Company entered into a Loan and Security Agreement ("Agreement") with a trust controlled by an individual who subsequently became a member of the Board of Directors of the Company. The Agreement consisted of a promissory note ("Note"), issuance of the Company's Common Stock and an Option to purchase certain shares that the Chief Executive Officer owned. The promissory note in the amount of $200,000 bears interest at 12% per annum and was due nine months after issuance. The Note was collateralized by all syringe technology, including all patents and patent applications.

         The Company issued 593,333 shares of its Common Stock valued at $.015 per share in accordance with the Agreement. The Company recorded approximately $9,000 of expense for this issuance. The shares carry piggyback registration rights, subject to an underwriters' approval.

         The Chief Executive Officer granted an option to the note holder to acquire 1,625,000 shares of the Company's Common Stock that he personally owns. The exercise price was $2.00 per share and the Option was to expire 18 months from the date of the agreement. The fair value of the Option was $0 at the date of issuance.

         In March 1999, the Company entered into a Memorandum Agreement to renew and extend the due date of the Note. To induce the note holder to enter into this agreement, an Option was granted by the Chief Executive Officer for 1,000,000 shares of the Company's Common Stock that he personally owns. The Option was for thirty-six months at an exercise price of $1.00. The Option contains certain anti-dilutive provisions. The fair value of the Option was $-0- at the date of issuance. Upon issuance of this Option, the first Option was cancelled. The Memorandum Agreement also included an exclusive license agreement relating to the syringe technology for certain geographic territories.

         In October 1999, a second extension and Modification Agreement was entered into. The Modification Agreement cancelled the Option previously issued by the Chief Executive Officer and terminated the Memorandum Agreement. The due date of the Note was extended to April 1, 2000. The note holder has waived any and all defaults under this agreement. The waiver will expire on July 31, 2001.

         As part of such agreement, the Note has been modified to include accrued interest of $18,266 and $20,000 in the principal balance to induce the note holder to extend the due date. The additional principal of $20,000 has been recorded as interest. If an IPO is completed by April 1, 2000, the Company has the option to extend the due date for four consecutive one-year periods, provided all accrued interest has been paid. If the Company does not repay the Note by the due date, a new license agreement will become effective (see below). As of April 1, 2000, and December 31, 2000 this note was not repaid.

         As consideration for termination of the Option, the Company issued 133,333 shares of its Common Stock valued at $1.50 per share to the note holder. The Company recorded $200,000 of expense for this issuance. These shares carry piggyback registration rights, subject to an underwriter's approval.

         The Company agreed to pay the note holder a 2% royalty fee on the gross sales of all hypodermic syringes. In addition, if the Company grants other third-party licenses, the Company will pay 10% of any up-front consideration received for such licenses and a 5% royalty on all income received from the third party. The Company agrees not to grant any licenses that would infringe upon the License Agreement signed by the note holder. If the Company is substantially sold, the Company will pay the note holder 6% of the gross proceeds. The Company valued the royalty fee and proceeds from sale of the Company at $0.

         The License Agreement grants the licensee an exclusive license to manufacture, produce, market and sell retractable syringes worldwide except in the United States. The Company will provide all technical data, information and other materials necessary. The licensee will pay a 10% royalty to the Company. The agreement is for 10 years from the effective date of the agreement plus an option by the licensee for one-year renewal periods continuously for a fee of $25,000 per year. The Company has a right to purchase 10% of the products produced by the licensee at cost plus 7%. The Company valued the License Agreement at $0. In December 2000, the License Agreement was mutually terminated in accordance with the terms of the Extension and Modification Agreement dated October 1999.

H.       Unsecured Note Payable:

         On August 17, 2000, the Company issued a $3,500,000 noninterest bearing note as part of the Redemption Agreement (See Note 9). The Company will pay $1,500,000 upon the completion of the IPO and then six payments of $333,333 payable quarterly 90 days after the completion of the IPO. The note is recorded at present value using a discount rate of 12%. The discount of $469,316 is being amortized over the term of the note as interest expense.

9.       STOCKHOLDERS' EQUITY:

         Common Stock:

         The Company is authorized to issue 25,000,000 common shares with a par value of $0.01.

         Stock Split:

         On September 7, 2000, the Company effected a two-for-three reverse stock split of common stock. All share, per share and common stock amounts herein have been restated to reflect the split.

         1996 Transactions:

         On May 20, 1996, the Company issued 4,333,333 shares of Common Stock valued at $.015 per share to its President as a founder of the Company. On May 20, 1996, the Company issued shares of its Common Stock valued at $.015 per share to a member of the Board of Directors (66,666 shares) and an officer (50,000 shares) as noncash compensation valued at $.015 per share. The Company issued 756,667 shares of its Common Stock valued at $.015 per share paid by a reduction in a note payable to a related party and another 166,667 shares valued at $.015 per share under a license fee agreement. The Company issued 70,600 shares for future legal services valued at $1.875 per share. During 1996, 158,333 shares were sold to individuals for $1.50-$3.00 per share.

         1997 Transactions:

         During 1997, 98,222 shares were sold to individuals for $1.35-$3.00 per share. On April 9, 1997, 286,666 shares of Common Stock valued at $.015 per share were issued to purchase certain patents and 66,667 shares of Common Stock valued at $3.00 per share were issued to enter into a distribution agreement. In 1997, 120,600 shares (50,000 valued at $.015 per share and 70,600 valued at $1.875 per share) that were issued in 1996 were cancelled.

         1998 Transactions:

         On July 1, 1998, the Company issued 40,000 shares of its Common Stock valued at $.015 per share to an individual as settlement of an obligation. During 1998, the Company issued 593,333 shares of its Common Stock valued at $.015 per share to a note holder. (See Note 8G.) In addition, 66,667 shares of Common Stock valued at $.015 per share were issued in connection with the purchase of patents.

         1999 Transactions:

         On May 28, 1999, 166,667 shares of Common Stock valued at $.015 per share were issued to an individual as consideration for joining the Board of Directors. On September 1, 1999, 133,333 shares of Common Stock were issued as consideration to a note holder. (See Note 8G.) The note holder also became a member of the Board of Directors. The Company has valued such shares at $1.50 per share.

         In addition, the following transactions were recorded as common stock to be distributed during 1999:

          Shares                                 Notes
          ------           ----------------------------------------------------

         133,334 shares    See Consulting Agreement in this Note
         200,000 shares    See Board of Directors in this Note
         166,667 shares    See Board of Directors in this Note
         143,333 shares    See Other Employment Agreements in this Note
          26,333 shares    See Board of Directors in this Note
           1,782 shares    See Note 8D
          59,669 shares    See Note 8C
          26,300 shares    See Note 8D
         141,753 shares    See Note 8E
         100,000 shares    See Note 15, Marketing and Manufacturing Commitments
         285,875 shares    See Note 7

         2000 Transactions:

         In April and July 2000, the Company distributed 669,667 and 583,333 shares of Common Stock, respectively, that were previously classified as Common Stock to be distributed. The total of 1,253,000 shares include 200,000 shares, 100,000 and 953,000 shares which were valued at $6.00, $1.50 and $0.015, respectively.

         In July 2000, the Company issued 4,000 shares of Common Stock valued at $8.00 per share to legal counsel of the Company as consideration for his services.

         In addition, the following transactions were recorded as common stock to be distributed during 2000:

                  Shares                              Notes
                  ------              --------------------------------------

               33,334 shares          See Note 15 in Litigation
              200,000 shares          See Board of Directors in this Note
               18,900 shares          See Consulting Agreement in this Note
              425,500 shares          See Note 7

         On January 2, 2001, 444,390 shares that were previously recorded as Common Stock to be distributed, were actually issued. These shares include 16,667, 33,334, 85,969 and 308,420 shares which were originally fair valued at $3.00, $1.95, $1.50 and $0.015, respectively.

         Included in the 444,390 shares are 411,056 shares which are "restricted securities" as such term is defined under the Securities Act of 1933, as amended (the "1933 Act"). In addition, shareholders of 227,722 shares included in the 411,056 shares may be required to enter into a "lock-up" agreement with the underwriter of an initial public offering and the Company whereby the shareholder would agree to refrain from selling the shares for a specific period.

         Treasury Stock:

         In 1998, the Company purchased 286,667 shares of its Common Stock at an aggregate cost of $300 in connection with termination of an agreement.

         On August 17, 2000 the Company entered into a Redemption Agreement with its then President. The Company purchased 4,000,000 shares of its Common Stock held by him, issued a $3,500,000 Note Payable (see Note
         8H) and issued options to purchase 300,000 shares of Common Stock over a three year period commencing one year after the IPO at an exercise price of 120% of the IPO price. In addition, the Company terminated the employment contract with the President. The President waived all rights and claims to his accrued compensation and entered into a consulting agreement for a period of twelve months payable $12,000 per month commencing August 2000.

         The agreement had originally provided that, in the event that the Company does not complete its IPO by March 1, 2001, the former President has the right to unwind the agreement but he can keep all monies paid to him until then. On March 1, 2001, the Company entered into an extension agreement with the former president to extend the redemption agreement for a period of four months expiring July 1, 2001.

         The cost of purchasing the 4,000,000 treasury shares has been calculated to be $2,759,753 which is based upon the discounted present value of the note payable of $3,030,684, plus the fair value of the options estimated to be $187,890, less the waived accrued compensation of $458,821.

         Common Stock To Be Distributed:

         Common stock to be distributed 1,176,447 shares at December 31, 2000, consists of the following:

           Extension and other settlement agreements
               (262,838 shares)
               (See Notes 8 and 15)                                 $  2,628
           Consulting and legal agreement
               (185,567 shares)
               (See below and Note 15)                                 1,856
           Current and former members of the
               Board of Directors (16,667 shares)                        167
           Unsecured note holders (711,375 shares)
               (See Note 7)                                            7,114
                                                                    ---------

                                                                    $ 11,765
                                                                    =========

         Consulting Agreements:

         On April 14, 1997, the Company entered into an agreement with a consultant to advise the Company in financial matters. The agreement is for 2 years, started on March 1, 1996 and provided for fees of $5,000 per month. The Company also agreed to issue 166,667 shares as a one-time bonus. The Company recorded an expense of $2,500 for the issuance of the shares. The agreement expired March 1, 1998 and was settled for $40,545. The shares were distributed in January 2, 2001.

         On January 7, 1999, the Company entered into an agreement with a consultant to advise the Company. The agreement is for one year for an amount of $45,000. As an incentive to enter into the agreement, the Company agreed to issue 133,334 shares of the Company's Common Stock at $.015 per share. The Company recorded an expense of $2,000 for the issuance of the shares. The shares were distributed in April 2000.

         On February 21, 2000, the Company entered into an agreement with a medical consultant to advise the Company for 3 years, effective March 1, 2000. As consideration for the agreement the Company agreed to pay $5,000 per month. The consultant agreed to defer the compensation until 15 days after the receipt by the Company of the net proceeds of the IPO. As of December 31, 2000, the accrued compensation was $50,000.

         In addition, on July 2, 2000, the Company entered into a second agreement with the same consultant to advise the Company as Chairman of the Medical Advisory Board. The agreement is for 3 years effective March 1, 2000. As consideration for the agreement, the Company agreed to issue shares of Common Stock equivalent to one half of one percent of its issued and outstanding stock at the opening of the proposed IPO. The vesting terms are as follows: 50% immediately, 25% at the completion of the second year and the remaining 25% at the completion of the third year. At December 31, 2000, the consultant was vested at 50% and, accordingly, the Company recorded an expense of $151,200 for the value of the estimated 18,900 shares of Common Stock vested at $8.00 per share. In calculating the consideration, the expected number of shares at the opening of the IPO of 7,560,000 shares was used. The amount totaled 37,800 shares. The remaining number of shares not yet vested, estimated at 18,900 shares, were not recorded at December 31, 2000. As of December 31, 2000, none of the shares had been distributed.

         Board of Directors:

         During 1996 and 1999, the Company entered into agreements to issue shares to certain members of the Board of Directors.

         In May 1996, the Company entered into a consulting agreement with a consulting firm owned by a then-member of the Board of Directors. At December 31, 1999, $100,365 was due under the agreement and was included in accounts payable. On February 21, 2000, the Company entered into a settlement agreement with the consulting firm. As part of the settlement agreement, the Company agreed to issue 26,333 shares effective June 1999. The Company recorded compensation expense in the amount of $395 for the agreement to issue shares of Common Stock in 1999. The shares were distributed in April 2000.

         On February 16, 1997, the Company awarded 16,667 shares of Common Stock ($3.00 per share) to a member of the Board of Directors. The Company recorded compensation expense of $50,000 for the issuance of the Common Stock. At December 31, 2000, the shares had not been distributed, and were issued on January 2, 2001.

         On January 4, 1999 and April 1, 1999, the Company appointed two people to the Board of Directors. Although the Directors did not receive compensation, the Company has agreed to issue 100,000 shares of Common Stock to each Director. The Company has recorded compensation expense in the amount of $3,000 in connection with the Agreement to issue 200,000 shares based on an estimated fair value of the stock at $.015 per share of Common Stock. During the year ended December 31, 2000, the 200,000 shares were issued to the Board Members or their designees.

         On July 7, 1999, the Company entered into an employment agreement with its Chairman of the Board which terminates on September 30, 2002. The Chairman will receive $8,500 per month and 333,334 shares of the Company's Common Stock. The Company recorded compensation expense in the amount of $5,000 in connection with the agreement to issue shares of Common Stock based on an estimated fair value of the stock at $.015 per share. The final balance of 166,667 shares were distributed in April 2000. Included in accrued liabilities at December 31, 2000 is $144,500 due to the Chairman.

         In January 2000, the Company appointed two people to the Board of Directors. Although the Directors did not receive compensation, the Company has agreed to issue 100,000 shares of Common Stock to each Director. The Company has recorded compensation expense in the amount of $1,200,000 in connection with the Agreement to issue 200,000 shares based on an estimated fair value of the stock at $6.00 per share of Common Stock. The shares were distributed in July 2000.

         Other Employment Agreements:

         During 1999, the Company entered into two employment agreements (one of which relates to an officer/member of the Board of Directors) which contained bonus provisions for accepting the positions. The bonuses were in the form of an agreement to issue a total of 143,333 shares of Common Stock at $.015 per share. These shares had not been distributed by December 31, 1999. The shares were distributed in April 2000.

10.      STOCK OPTIONS AND WARRANTS:

         On September 7, 2000, the Company effected a two for three reverse stock split of common stock. All share, per share and common stock amounts relating to outstanding options and warrants have been restated to reflect the split.

         In March 2001, the Company adopted a Stock Option Plan which allows the Company to grant options to its employees, officers, directors, consultants and independent contractors. The Company may issue an aggregate of 1,000,000 shares of Common Stock pursuant to the Stock Option Plan. As of March 31, 2001, the Company has not granted any options under the Stock Option Plan.

         The Company has sold shares of Common Stock which included a Common Stock Purchase Option for the same number of shares at exercise prices of $6.75 and $10.50 per share, exercisable for a one-year period after the completion of an IPO. At December 31, 2000, the Company had 185,000 options outstanding. The fair value of the Options were $-0- at date of issuance.

         In 1997, the Company issued an Option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $3.00 per share for a three-year period. The Company recorded the fair value of the Option at $36,000. The Option was cancelled in February 2000.

         In 1997, the Company entered into a Stock Purchase Agreement and Warrant Agreement. The Company issued a Warrant to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.00 for a period of two years. The Warrants were valued at $10,000. The Warrant expired in 1999.

         The Company has issued several Option and Warrant Agreements (see Notes 8 and 15) in conjunction with the issuance of debt and an investment banking services agreement. To the extent that these options and warrants only become exercisable and the number of shares under option and the exercise price thereof became determinable upon the Company completing an IPO, the Company has valued these options and warrants by using an estimated IPO price of $8.00 per share and has included the share information in the tabulation below summarizing information on Options and Warrants outstanding and exercisable.

                                                                              Weighted Average
                                                        Weighted Average          Exercise
                                                        Number of Shares       Price Per Share
                                                        ----------------      -----------------

              Outstanding at December 31, 1997                1,184,934              $6.43
              Granted                                         1,652,555              $2.04
                                                            ------------

              Outstanding at December 31, 1998                2,837,489              $3.87
              Granted                                         1,801,578              $3.89
              Cancelled/expired                              (3,493,181)             $2.74
                                                            ------------

              Outstanding at December 31, 1999                1,145,886              $7.34
              Granted                                           300,000              $9.60
              Cancelled                                        (123,333)             $4.42
                                                            ------------

              Outstanding at December 31, 2000                1,322,553              $8.12
                                                            ============             ======

         The following tables summarize information about Stock Options outstanding at December 31, 2000:

                                           Options Outstanding                               Options Exercisable
                                        -------------------------                      -----------------------------
                                          Average       Weighted                         Weighted
                                         Remaining       Average                          Average
                       Range of         Contractual     Exercise         Number         Exercisable       Number
                    Exercise Price          Life           Price       Outstanding         Price        Exercisable
                    --------------      -----------    ---------       -----------      -----------     -----------
                        $ 6.75            1 year         $6.75           116,667             $0              0
                          4.00            3 years         4.00            33,333             $0              0
                         10.50            1 year         10.50            78,333             $0              0
                          9.60            3 years         9.60           300,000             $0              0
                                                                        ---------
                                                                         528,333
                                                                        =========

         The following table summarizes information about Stock Warrants outstanding at December 31, 2000 (see Note 8):

                                                   Warrants Outstanding                Warrants Exercisable
                                                 ------------------------         ----------------------------
                                                   Weighted                        Weighted
                                   Average          Average                         Average
             Range of             Remaining        Exercise        Number         Exercisable        Number
          Exercise Price      Contractual Life      Price        Outstanding         Price         Exercisable
          --------------      ----------------   ------------    -----------    ---------------    -----------
               $4.50         18 Months from IPO      $4.50         317,778            $0                 0
              $10.50          6 Months from IPO     $10.50         128,133            $0                 0
               $9.60          2 Years from IPO       $9.60         348,309            $0                 0
                                                                   --------
                                                                   794,220
                                                                   ========

         The fair market value of each option and warrant grant has been estimated on the date of grant using the Black-Scholes Option Pricing Model with the following weighted average assumptions: for 2000 dividend yields 0.0%, risk-free interest 6.2% and expected lives of 4 years; for 1999 dividend yields 0.0%, risk-free interest 5% and expected lives between 2 and 3 years. Volatility of the Company's common stock underlying the options and warrants was not considered because the Company's equity was not publicly traded.

11.      RESERVE FOR SHARES TO BE ISSUED:

         The following table summarizes information about the maximum potential shares of common stock to be issued upon conversion of debt using an estimated IPO price of $8.00 per share at December 31, 2000:

           Reserve for shares to be issued:
               7% unsecured convertible notes payable              36,242 shares
               7% unsecured convertible units                     430,938
               8% unsecured convertible promissory notes          155,577
              12% unsecured convertible promissory notes          374,319
                                                                  --------
                                                                  997,076 shares
                                                                  ========

12.      OTHER INCOME:

         In February 2000, the Company settled notes payable with a principal amount and accrued interest of $72,019 for $33,000 resulting in income in the amount of $39,019. See Note 8D. In addition, the Company settled certain liabilities to vendors resulting in income in the amount of $165,023. See Note 15 - Litigation.

         FASB 125 requires that extinguishment of debt be recorded as an extraordinary item. Due to the immaterial amount of the transactions (an aggregate of $204,042), the Company has classified these transactions as other income and not an extraordinary item.

13.      LITIGATION SETTLEMENT:

         During 1997, the Company entered into an employment agreement with an individual to market the Company's products. In 1998, the agreement was terminated by the Company due to nonperformance by the individual. The former employee commenced litigation against the Company for approximately $1,000,000. In 1999, the litigation was settled for $331,500 which was paid during the year ended December 31, 1999. Of such amount $82,000 had been accrued in 1998. In addition, the Company had other litigation settlements for $25,244. The litigation settlements are presented separately in the Consolidated Statements of Operations.

14.      RELATED PARTY TRANSACTIONS:

         The Company's former President and Chief Executive Officer is related to a company that provided financing and services to the inventor and his company. (See Note 8A.) The original note in 1996 was for $555,000 and bears interest at a rate of 12% per year. Payments of principal and interest made by the Company to the related party are as follows:
         1999-$114,823 and 2000-$204,740. Interest accrued on the outstanding principal at December 31, 2000 was $13,021.

         A relative of an officer of the Company performed consulting services during the year ended December 31, 1999 for $2,000. As of January 1, 2000, this person became an employee.

         In December 2000, the Company issued 12% promissory notes to a trust controlled by a director of the Company in exchange for $155,000 in cash. The notes entitle the trust to receive, for no additional consideration, 38,750 common shares upon the close of the initial public offering. Accordingly, the Company recorded interest expense of $310,000 using an estimated IPO price of $8.00 per share.

         In addition to the above, reference is made to other related party transactions referred to in Notes 9 and 15.

15.      COMMITMENTS, CONTINGENCIES AND OTHER MATTERS:

         Employment Contracts:

         The Company had entered into an employment contract with the former President and Chief Executive Officer which was to expire on December 31, 2001. As of December 31, 1999, the Company's aggregate commitment for future base salary under this employment contract was:

              2000                                    $252,000
              2001                                     289,000

         The contract was mutually terminated in August 2000 and the commitment was eliminated. However, see Note 9 - Treasury Stock, for conditions under which the agreement could be unwound.

         Investment Banking Services Agreement:

         On October 7, 1999, an agreement was signed with an investment banker to act as the nonexclusive investment bank to render advice on general financial and business matters. The term of the agreement is for one year with a one-year extension unless cancelled by either party.

         As consideration to enter into this agreement, the investment banker will be given 33,333 options to purchase shares of Common Stock at an exercise price equal to 50% of the opening stock price after the IPO and which will expire within three years of the date of issuance. The Options will have public registration rights.

         In addition, the investment banker, had agreed to underwrite a $2,000,000 bridge loan. The bridge loan will bear interest at 12% per annum with principal to be repaid from the proceeds of the IPO. (See
         Note 8G for the 12% unsecured units terms.) In February and April 2000, $36,000 was paid to the investment banker in full payment for their services. Subsequent to December 31, 2000, the Company and the investment banker mutually terminated the agreement. As part of this termination, the number of options granted was reduced to 16,667 options. There will be no material effects on future operating results for these options.

         Purchase Commitments:

         During 2000, the Company ordered certain molds at a purchase price of approximately $231,000. As of December 31, 2000, the Company paid $50,000 for this purchase which is included in equipment and fixtures. At December 31, 2000, Company's unfilled purchase commitment amounted to approximately $181,000.

         Corporate Retainer Agreement:

         In February 1998, Sassone Zemanek & Girasa, attorneys at law ("SZG"), and the Company entered into an agreement for SZG to serve as the lead corporate counsel. The Agreement was cancelled in June 1999. Prior to June 1999, SZG received a monthly retainer payment of $10,000 which will be accrued until the Company is in the position to make payments. In addition, 283,333 shares (at an estimated fair value of $.015 per share) of Common Stock will be distributed by the Company. The Company recorded an expense of $4,250 relating to the issuance of the shares. At December 31, 1999, the shares are included in Common Stock to be Distributed in the accompanying statement of Stockholders' Deficit. The shares were distributed in July 2000. On January 4, 1999, a principal of SZG was elected to the Board of Directors. Furthermore, on July 7, 2000, he was appointed President of the Company. At December 31, 2000, the Company has accrued expenses of $176,000 to SZG. During the years ended December 31, 1999 and 2000, the Company expensed $134,250 and $ -0-, respectively, under the agreement.

         Marketing and Manufacturing Commitments:

         On September 15, 1999, Marketing Sciences, Inc. d/b/a Papciak Associates Atlanta ("PAA") and Pennington Enterprises, Inc. d/b/a TA Management ("TAM") entered into an agreement with the Company to provide consulting services in the marketing and manufacturing field, which expires on September 14, 2000 unless otherwise given written notification. PAA and TAM are each paid $10,000 per month. They are also each entitled to deferred compensation of $20,000 and a one-time payment of $10,000 payable no later than September 15, 2000. The agreement was extended for six months which expires on March 15, 2001. The agreement was not extended after March 15, 2001, however, PAA and TAA continue to render services under the same terms. According to the extended agreement, PAA and TAM are each paid $5,000 per month, an additional $5,000 each is accrued each month, and each agree to defer the one-time compensation of $20,000 and $10,000 until the IPO. As of December 31, 2000, total amounts aggregating $95,000 had been accrued but had not been paid. PAA and TAM will also each be issued 50,000 shares ($1.50 per share) of Common Stock as a signing bonus. The Company recorded an expense of $150,000 relating to the issuance of the shares. The value of the shares was estimated based upon a discount from the then-anticipated IPO price. At December 31, 1999, these shares are included in Common Stock to be Distributed in the accompanying statement of Stockholders' Deficit. The shares were distributed in April 2000.

         Litigation:

         At December 31, 1999, the Company was a defendant in several lawsuits relating to amounts due to certain vendors. The Company recorded liabilities for $323,876 at December 31, 1999. During 2000, these liabilities were settled for $93,853 in cash and the balance of $65,000 was settled for 33,333 shares of Common Stock, valued at $1.95 per share based on the value of the services rendered, to be distributed in accordance with a settlement agreement. These shares were issued on January 2, 2001. The income arising from these settlements totaled $165,023, which amount is included in other income (see Note 12).

         From time to time, the Company may be involved as a defendant in legal actions that arise in the normal course of business. In the opinion of the Company's management, the Company has adequate legal defense and/or insurance coverage on all legal actions, and the results of any such proceedings will not materially effect the financial statements of the Company.

16.      PROPOSED PUBLIC OFFERING:

         On April 25, 2001, the Company signed a letter of intent with an investment banker for a proposed public offering of the Company's securities. The letter of intent specifies that the investment banker will underwrite, on a best-efforts commitment basis, Units of the Company, each Unit consisting of one share of Common Stock and a detachable warrant to purchase one share of Common Stock at a price equal to 110% of the IPO price per Unit. The Company proposes to offer a minimum of 2,500,000 Units on an all-or-none, best-efforts basis and an additional 625,000 Units on a best-efforts basis thereafter. The minimum offering is anticipated to be offered for gross proceeds of $20,000,000. The investment banker will receive warrants to purchase up to 10 percent of the Company's Units sold in the offering.

         The Company is in the process of offering 12% unsecured promissory notes ($50,000 per unit) and the right to have shares of the Company's Common Stock issued upon repayment of the notes. The value of these shares is recorded as interest expense based on an anticipated IPO price of $8.00 per share. The shares will be issued pursuant to Regulation S under the 1933 Act. Principal and interest at 12% per annum is payable at the earlier of nine months from the date of issuance or the completion of an IPO. As of December 31, 2000, 1.5 Units were issued. See Note 7.

17.      SUBSEQUENT EVENTS:

         In January 2001, the Company appointed a new member to the Board of Directors. Although the director did not receive compensation, the Company agreed to issue 100,000 shares of its Common Stock to the Director upon his joining the Board. In addition, the Company appointed a Chairman and two other members to the Financial Advisory Committee and agreed to issue a total of 65,000 shares of its Common Stock to them. The Company will record compensation expense in the amount of $1,320,000 in connection with the agreements to issue the 165,000 shares based on an estimated fair value of the stock at $8.00 per share of Common Stock.

---------------------------------------------   --------------------------------

         You should rely only on the
information contained in this prospectus. We
have not authorized anyone to provide you
with information different from that                   RETRAC MEDICAL, INC.
contained in this prospectus. This
prospectus is not an offer to sell or a
solicitation of an offer to buy our common
stock in any jurisdiction where it is
unlawful. The information contained in this
prospectus is accurate only as of the date
of this prospectus regardless of the time of              3,125,000 UNITS
delivery of this prospectus or of any sale of common stock.


              TABLE OF CONTENTS

                                         PAGE
                                         ----
Prospectus Summary..........................1
Risk Factors................................4
Special Note Regarding Forward-Looking
  Statements................................7
Use of Proceeds.............................8
Dilution....................................9            ----------------
Capitalization.............................11               PROSPECTUS
Management's Discussion and Analysis or                  ----------------
  Plan of Operation........................12
Business...................................14
Management.................................23
Principal Stockholders and
  Beneficial Ownership of Management.......29
Description of Securities..................31
Market for Common Equity...................32
Anti-Takeover Provisions...................33
Underwriting...............................35
Legal Matters..............................37            CENTEX SECURITIES
Experts....................................37              INCORPORATED
Available Information......................37
Index to Financial Statements..............38

         Until _________, 2001, 25 days
after commencement of the offering, all
dealers that buy, sell or trade shares,
whether or not participating in this
offering, may be required to deliver a
prospectus. This requirement is in addition                MAY ___, 2001
to the dealers' obligation to deliver a
prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

---------------------------------------------   --------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Statutes
-----------------

         Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation
----------------------------

         Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors, with certain exceptions. Our bylaws also contain a provision for the indemnification of our directors.

Bylaws
------

         Our bylaws provide for our indemnification of our directors, officers, employees, or agents under certain circumstances as follows:

         7.1 AUTHORIZATION FOR INDEMNIFICATION. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements
--------------------

         Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to our directors pursuant to written indemnity agreements.

ITEM 25.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of all units being registered. All such expenses are estimated except for the SEC registration fee.

         SEC and NASD registration fees...................     $  25,000
         AMEX Listing Fee.................................        25,000
         Underwriter allowance............................       750,000
         Printing expenses................................        50,000
         Fees and expenses of counsel for the Company.....       225,000
         Fees and expenses of accountants for Company.....       150,000
         Miscellaneous....................................        50,000
                                                               ---------

                           *Total.........................    $1,275,000
                                                              ----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         A. In 1997 and 1998, we issued to eight individuals 12% convertible promissory notes in the principal amount of $458,000. The notes were convertible into units consisting of common stock and common stock purchase options. There were no underwriters or finders involved in the issuances. The issuances were exempt under Rule 504 and Rule 506 of the Securities Act of 1933 (the "Act"). In August 1999, we refinanced the notes and in connection therewith we agreed to issue a total of 59,667 common shares as consideration to the note holders for their agreement to refinance the notes. The refinancing was exempt under Section 3(a)(9) of the Act.

         B. In 1997 and 1998, we issued to 33 individuals 8% convertible promissory notes in the principal amount of $425,500. The notes were convertible into units consisting of common stock and common stock purchase options. There were no underwriters or finders involved in the issuances. The issuances were exempt under Rule 504 under the Act. In August 1999, we refinanced certain of the notes and in connection therewith we agreed to issue a total of 26,294 common shares as consideration to the note holders for their agreement to refinance the notes. The refinancing was exempt under Section 3(a)(9) of the Act.

         C. In February 1998, we issued 283,334 common shares in consideration of legal services rendered by Seskin & Sassone, formerly Sassone Zemanek & Girasa, a law firm in which our Chief Executive Officer, Thomas Sassone, is a partner. The issuance was exempt under the Section 4(2) of the Act.

         D. In July 1998, we issued 40,000 common shares to one individual in cancellation of indebtedness in the amount of $60,000. The issuance was exempt under the Section 4(2) of the Act.

         E. In July 1998, we issued 593,333 common shares to The Perry Rowan Smith, Jr. Revocable Trust, at the time one of our significant shareholders, as consideration to the Trust for its agreement to loan funds to us. Our board valued the common shares at $.015 per share, for a total value of $8,900. The issuance was exempt under the Section 4(2) of the Act.

         F. In July 1998, we issued 66,667 common shares to one individual as consideration for the individual's transfer of certain patent rights to us. Our board valued the common shares at $.015 per share, for a total value of $1,000. The issuance was exempt under the Section 4(2) of the Act.

         G. In September 1999, we issued 133,334 common shares to The Perry Rowan Smith, Jr. Revocable Trust as consideration for the Trust's extension and modification of a loan agreement previously entered into between us and the Trust. Our board valued the common shares at $1.50 per share, for a total value of $200,000. The issuance was exempt under Section 4(2) of the Act.

         H. In January 1999, we issued 100,000 common shares to Thomas Sassone, our President and Chief Executive Officer, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $1,500. The issuance was exempt under Section 4(2) of the Act.

         I. In January 1999, we issued 133,334 common shares to Peter Green, a consultant to us, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $2,000. The issuance was exempt under Section 4(2) of the Act.

         J. In February 1999, we refinanced certain promissory notes previously issued by us in 1996. In connection with that refinancing, we agreed to issue a total of 141,753 common shares as consideration to the note holders for their agreement to refinance the notes. Our board valued the common shares at $.015 per share, for a total value of $2,126. The refinancing and issuances were exempt under Sections 3(a)(9) and 4(2) of the Act.

         K. In March 1999, we issued 66,667 common shares to Robert Bambery, our Vice President of Administrative Services, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $1,000. The issuances were exempt under Section 4(2) of the Act.

         L. In April 1999, we issued 176,667 common shares to Jack Gutierrez, our Chief Financial Officer and director, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $2,650. The issuances were exempt under Section 4(2) of the Act.

         M. In July 1999, we issued 333,337 common shares to a trust controlled by our chairman of the board, Graham E. Gill, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $5,000. The issuances were exempt under Section 4(2) of the Act.

         N. In August 1999, we refinanced certain promissory notes previously issued by us in 1996. In connection with that refinancing, we agreed to issue a total of 85,969 common shares as consideration to the note holders for their agreement to refinance the notes. Our board valued the common shares at $1.50 per share, for a total value of $128,954. The refinancing and issuances were exempt under Sections 3(a)(9) and 4(2) of the Act.

         O. In September 1999, we issued to two officers, Thomas Alexandris and William Papciak, 50,000 common shares each as a compensatory stock grant. Our board valued the common shares at $1.50 per share, for a total value of $150,000. The issuances were exempt under Section 4(2) of the Act.

         P. In March through October of 1999, we issued to seven individuals
5.25 units, each unit consisting of a 7% convertible promissory notes in the principal amount of $25,000 and a common stock purchase warrant, at a price of $25,000 per unit. There were no underwriters or finders involved in the issuances. The issuances were exempt under Section 4(2) of the Act.

         Q. From September 1999 through September 6, 2000, we issued 12% promissory notes to 74 individuals in exchange for $2,615,500 in cash. Each purchaser was an accredited investor at the time we issued the notes. These individuals were friends, relatives or business associates of our officers or directors, or were clients of the selling broker-dealer. The notes entitle their holders to receive, for no additional consideration, 653,875 common shares upon the close of our initial public offering. Travis Morgan Securities Inc. acted as the placement agent in connection with the sale of some of the notes. The offering ended on September 6, 2000. The issuances were exempt under Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         R. In January 2000, we issued to Mark Murphy and M. Joseph Montuoro, both of whom are our directors, 100,000 common shares each as compensatory stock grants. Our board valued the common shares at $6.00 per share, for a total value of $1,200,000. The issuances were exempt under Section 4(2) of the Act.

         S. In January 2000, we issued 33,334 common shares to one individual in settlement of an outstanding claim for services rendered. Our board valued the common shares at $1.95 per share, for a total value of $65,000, based on the agreed upon value of the services rendered. The issuances were exempt under
Section 4(2) of the Act. The issuance was exempt under Section 4(2) of the Act.

         T. In April and June 1999, we agreed to issue 28,116 common shares to three individuals, including 26,334 shares to a former officer, Michael Garvin, in settlement of outstanding claims. Our board valued the common shares at $.015 per share, for a total value of $422. The issuances were exempt under Section 4(2) of the Act.

         U. In June 2000, we agreed to issue 168,750 common shares upon the close of our initial public offering to a company and one of its affiliates in consideration of certain license rights. Our board valued the common shares at $8.00 per share, for a total value of $1,350,000. The issuances were exempt under Section 4(2) of the Act.

         V. In July 2000, we agreed to issue to Michael Garvin, the chairman of our medical advisory board, 37,800 common shares as a compensatory stock grant, 18,900 of which are to be issued upon the close of our initial public offering. The remaining 18,900 common shares are unvested and will vest over a three year period. Our board valued the common shares at $8.00 per share, for a total value of $302,400. The issuances were exempt under Section 4(2) of the Act.

         W. In July 2000, we issued 4,000 common shares in consideration of legal services rendered by one of our attorneys. Our board valued the common shares at $8.00 per share, for a total value of $32,000. The issuance was exempt under the Section 4(2) of the Act.

         X. In August 2000, we issued Martin Kelly a note in the principal amount of $3,500,000 with one payment of $1,500,000 commencing on the close of this offering and six quarterly payments of $333,333 every ninety days commencing after the close of the offering and an option to purchase 300,000 common shares over a three year period commencing one year after the close of the offering at an exercise price of 120% of the initial public offering price. The issuance was exempt under Section 4(2) of the Act.

         Y. In December 2000, we issued 12% promissory notes to a trust controlled by Perry Rowan Smith, Jr., our director, in exchange for $155,000 in cash. The notes entitle the trust to receive, for no additional consideration, 38,750 common shares upon the close of our initial public offering. The issuance was exempt under Section 4(2) of the Act.

         Z. In December 2000, we issued 12% promissory notes to two non-U.S. persons in exchange for $75,000 in cash. The notes entitle the non-U.S. persons to receive, for no additional consideration, 18,750 common shares upon the close of our initial public offering. The issuance was exempt under Regulation S of the Act.

         AA. In January 2001, we issued to Anthony J. Domino, Jr., one of our directors, 100,000 common shares as a compensatory stock grant. Our board valued the common shares at $8.00 per share, for a total value of $800,000. The issuance was exempt under Section 4(2) of the Act.

         BB. In January 2001, we issued 12% promissory notes to Anthony J. Domino, Jr., one of our directors, in exchange for $200,000 in cash. The notes entitle Mr. Domino to receive, for no additional consideration, 50,000 common shares upon the close of our initial public offering. The issuance was exempt under Section 4(2) of the Act.

         CC. In January 2001, we issued an aggregate of 65,000 shares to the three members of our financial advisory committee as a compensatory stock grant. Our board valued the common shares at $8.00 per share, for a total value of $520,000. The issuances were exempt under Section 4(2) of the Act.

         DD. Between January and March 2001, we issued 12% promissory notes to the three members of our financial advisory committee in exchange for an aggregate of $300,000 in cash. The notes entitle the three members to receive, in the aggregate and for no additional consideration, 75,000 common shares upon the close of our initial public offering. The issuance was exempt under Section 4(2) of the Act.

         With respect to each of the foregoing offerings, before investing, each subscriber was provided with or had access to information regarding our company substantially similar to that included in a registration statement on Form SB-2. In each case, we received, before accepting the subscription of each subscriber, subscription agreements or investment letters executed by the subscribers. Each of the subscribers represented and warranted to us that such subscriber (i) was sophisticated enough to evaluate the merits of an investment in the securities and did not need the benefits of registration under the Act, (ii) had a prior substantive relationship with at least one of our officers or directors or the selling broker-dealer, if any, (iii) was purchasing with investment intent and not with a view to distribution, and (iv) had not been solicited through any form of general solicitation. In addition, we believe, based on the representations of the subscribers and our officers' and directors' prior substantive relationship with the subscribers, that each subscriber referred to in paragraphs C, E-J, L-Q, and T-U above was an accredited investor within the meaning of Rule 501(a) of the Act.


ITEM 27. EXHIBITS

EXHIBIT NO.        DESCRIPTION
-----------        -----------

1.1                Form of Underwriting Agreement

1.2                Form of Selected Dealer Agreement

1.3                Form of Escrow Agent Agreement

3.1** Certificate of Incorporation of Retrac Medical, Inc., as amended to date

3.2**              Amended and Restated Bylaws of Retrac Medical, Inc.

4.1**              Specimen Certificate of Retrac Medical Inc.'s common stock

4.2**              [Form of] 7% convertible promissory note due 2002

4.3**              [Form of] 12% convertible promissory note due July 2001

4.4**              [Form of] 8% convertible promissory note due July 2001

4.5**              [Form of] 7% convertible promissory note due February 2001

4.6**              [Form of] 12% unsecured units due 2000/2001

4.7                Warrant Agent Agreement

4.8                Form of Warrant

4.9                Underwriter Warrant Agreement

5.1                Opinion of Oppenheimer Wolff & Donnelly LLP

10.1**             [Form of] Indemnity Agreement

10.2** Loan and Security Agreement dated June 15, 2000 between Michael Haining and Retrac Medical, Inc.

10.3** Loan and Security Agreement dated July 1, 1998, as amended, between Re-Track USA, Inc. and P. Rowan Smith Revocable Trust

10.4** Patent License and Trademark Agreement dated June 2000 between SafeTech Medical Products and Retrac Medical, Inc.

10.5** Settlement and Release Agreement dated April 17, 1996 between Re-Track USA, Inc. and Faithful Investments & Holdings, Ltd.

10.6** License Agreement dated October 7, 1999 between Re-Track USA, Inc. and P. Rowan Smith

10.7** Redemption Agreement dated August 17, 2000 between Retrac Medical, Inc. and Martin Kelly

10.8**             Agreement dated January 4, 1999 between Re-Track USA, Inc.
                   and Thomas Sassone

10.9**             Agreement dated July 7, 1999 between Re-Track USA, Inc. and
                   Graham Gill

10.10** Agreement dated April 1, 1999 between Re-Track USA, Inc. and Jack Gutierrez

10.11**            Agreement dated February 12, 2000 between Re-Track USA, Inc.
                   and Mark Murphy

10.12**            Agreement dated February 12, 2000 between Re-Track USA, Inc.
                   and Joseph Montuoro

10.13** Agreement dated March 15, 1999 between Re-Track USA, Inc. and Robert Bambery

10.14** Agreement dated January 7, 1999 by and between Re-Track USA, Inc. and Peter Green

10.15** Agreement effective as of September 15, 1999, by and between Re-Track USA, Inc., Marketing Sciences, Inc. d/b/a Papciala Associates Atlanta, and Pennington Enterprises, Inc. d/b/a TA Management

10.16** Manufacturing Agreement dated December 20, 2000 by and between American Tool & Mold Inc. and Retrac Medical, Inc.

10.17              Retrac Medical, Inc. 2001 Stock Option Plan

10.18 Agreement dated January 2001 between Retrac Medical, Inc. and Anthony J. Domino, Jr.

10.19              Agreement dated January 2001 between Retrac Medical, Inc. and
                   Anthony Sartor

10.20 Agreement dated January 2001 between Retrac Medical, Inc. and George A. Wilson

10.21 Agreement dated January 2001 between Retrac Medical, Inc. and John Scalley, Jr.

21.1**             Subsidiaries of Retrac Medical, Inc.

23.1               Consent of Independent Public Accountants, M.R. Weiser & Co.
                   LLP

23.2 Consent of Oppenheimer Wolff & Donnelly LLP, reference is made to Exhibit 5.1

------------------

*        To be filed by amendment
**       Previously filed

ITEM 28. UNDERTAKINGS.

(a) We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) For determining any liability under the Securities Act of 1933, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in New City, New York on May 14, 2001.

                                        RETRAC MEDICAL, INC.

                                        By: /S/ THOMAS SASSONE
                                            -------------------------------
                                        Thomas Sassone, President and Chief
                                        Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURES                             TITLE                         DATE
--------------------------------------------------------------------------------
/S/ GRAHAM E. GILL              Chairman of the Board              May 14, 2001
-----------------------
Graham E. Gill

/S/ THOMAS SASSONE              President and Chief Executive      May 14, 2001
-----------------------
Thomas Sassone                  Officer and Director

/S/ JACK GUTIERREZ              Chief Financial Officer and        May 14, 2001
-----------------------         Director
Jack Gutierrez

/S/ PERRY ROWAN SMITH, JR.      Director                           May 14, 2001
--------------------------
Perry Rowan Smith, Jr.

/S/ M. JOSEPH MONTUORO          Director                           May 14, 2001
----------------------
M. Joseph Montuoro

/S/ MARK MURPHY                 Director                           May 14, 2001
-----------------------
Mark Murphy

/S/ ANTHONY J. DOMINO, JR.      Director                           May 14, 2001
--------------------------
Anthony J. Domino, Jr.